Exhibit 10.33

OFFICE SPACE LEASE

BETWEEN

THE IRVINE COMPANY LLC

AND

ONCURE MEDICAL CORP.

OFFICE SPACE LEASE

THIS LEASE is made as of the 27 day of November 2007, by and between THE IRVINE COMPANY LLC, hereafter called “Landlord,” and ONCURE MEDICAL CORP., a Delaware corporation, hereafter called “Tenant.”

ARTICLE I. BASIC LEASE PROVISIONS

Each reference In this Lease to the “Basic Lease Provisions” shall mean and refer to the following collective terms, the application of which shall be governed by the provisions in the remaining Articles of this Lease.

1.               Tenant’s Trade Name: N/A

2.               Premises: Suite No. 450 (the Premises are more particularly described In Section 2.1).

Address of Building: 18100 Von Karman Avenue, Irvine, California 92612

Project Description: Irvine Towers

3.              Use of Premises: General office.

4.               Commencement Date: December 21, 2007

5 Lease Term: Sixty (60) months, plus such additional days as may be required to cause this Lease to terminate on the final day of the calendar month.

6.               Basic Rent Seventeen Thousand Five Hundred Sixty-Five Dollars ($17,565.00) per month.

Rental Adjustments:

Commencing twelve (12) months following the Commencement Date, the Basic Rent shall be Eighteen Thousand One Hundred Seventy-One Dollars ($18,171.00) per month.

Commencing twenty-four (24) months following the Commencement Date, the Basic Rent shall be Eighteen Thousand Seven Hundred Seventy-Seven Dollars ($18,777.00) per month.

Commencing thirty-six (36) months following the Commencement Date, the Basic Rent shall be Nineteen Thousand Three Hundred Eighty-Two Dollars ($19,382.00) per month.

Commencing forty-eight (48) months following the Commencement Date, the Basic Rent shall be Nineteen Thousand Nine Hundred Eighty-Eight Dollars ($19,988.00) per month.

7.              Property Tax Base: The Property Taxes per rentable square foot incurred by Landlord and attributable to the twelve month period ending June 30, 2008 (the “Base Year”).

Building Cost Base: The Building Costs per rentable square foot incurred by Landlord and attributable to the Base Year.

Expense Recovery Period: Every twelve month period during the Term (or portion thereof during the first and last Lease years) ending June 30.

8.              Floor Area of Premises: approximately 6,057 rentable square feet

9.               Security Deposit: $55,523.00

10.         Broker(s): Irvine Realty Company (“Landlord’s Broker”) and Colliers International/Irvine (“Tenant’s Broker”)

11.   Plan Approval Date: N/A

12.

Parking: Twenty-one (21) unreserved vehicle parking spaces.

13. Address for Payments and Notices:

LANDLORD	TENANT

OnCure Medical Corp.
Payment Address:	18100 Von Karman Avenue
Suite 450
The Irvine Company LLC	Irvine, CA 92612
Department #9887
Los Angeles, CA 90084-9887	With a simultaneous copy to:

Notice Address:	OnCURE Medical Corp.
610 Newport Center Drive, Suite 350
The Irvine Company LW	Newport Beach, CA 92660
18500 Von Karmen, Suite 120	Attn: General Counsel
Irvine, CA 92612
Attn: Property Manager

with a copy of notices to:

THE IRVINE COMPANY LLC
P.O. Box 6370
Newport Beach, CA 92658-6370
Attn: Vice President Operations — Office Properties

ARTICLE II. PREMISES

SECTION 2.1. LEASED PREMISES. Landlord leases to Tenant and Tenant rents from Landlord the premises shown in Exhibit A (the “Premises”), containing approximately the floor area set forth in Item 8 of the Basic Lease Provisions and known by the suite number Identified in Item 2 of the Basic Lease Provisions. The Premises are located in the building identified in Item 2 of the Basic Lease Provisions (the “Building”), which is a portion of the project described in Item 2 (the “Project”). If, upon completion of the space plans for the Premises, Landlord’s architect or space planner determines that the rentable square footage of the Premises differs from that set forth in the Basic Lease Provisions, then Landlord shall so notify Tenant and the Basic Rent (as shown in Item 6 of the Basic Lease Provisions) shall be promptly adjusted in proportion to the change In square footage. Within five (5) days following Landlord’s request, the parties shall memorialize the adjustments by executing an amendment to this Lease prepared by Landlord.

SECTION 2.2. ACCEPTANCE OF PREMISES. Tenant acknowledges that neither Landlord nor any representative of Landlord has made any representation or warranty with respect to the Premises or the Building or the suitability or fitness of either for any purpose, except as set forth in this Lease. The taking of possession or use of the Premises by Tenant for any purpose other than construction shall conclusively establish that the Premises and the Building were in satisfactory condition and in conformity with the provisions of this Lease in all respects, except for those matters which Tenant shall have brought to Landlord’s attention on a written punch list. The list shall be limited to any items required to be accomplished by Landlord under the Work Letter (if any) attached as Exhibit X, and shall be delivered to Landlord within thirty (30) days after the term (“Term”) of this Lease commences as provided in Article III below. If there is no Work Letter, or if no items are required of Landlord under the Work Letter, except as otherwise set forth herein, by taking possession of the Premises Tenant accepts the improvements in their existing condition, and waives any right or claim against Landlord arising out of the condition of the Premises. Nothing contained in this Section shall affect the commencement of the Term or the obligation of Tenant to pay rent. Landlord shall diligently complete all punch list items of which it is notified as provided above.

SECTION 2.3. BUILDING NAME, ADDRESS AND DEPICTION. Tenant shall not utilize any name selected by Landlord from time to time for the Building and/or the Project as any part of Tenant’s corporate or trade name. Landlord shall have the right to change the name, number or designation of the Building or Project without liability to Tenant. Tenant shall not use any picture of the Building in its advertising, stationery or In any other manner.

SECTION 2.4. RIGHT OF FIRST REFUSAL. During the period commencing as of December 15, 2007 and ending February 28, 2008, provided Tenant Is not then in default hereunder beyond any applicable cure period, Tenant shall have a one-time right (“First Refusal Right”) to lease for a term equal to the then-unexpired portion of the Term of the Lease, Suite 470 in the Building (“First Refusal Space”) in accordance with and subject to the provisions of this Section. Following the receipt by Landlord of a bona fide letter of intent to lease the First Refusal Space, then provided Landlord intends to pursue such leasing opportunity, Landlord shall give Tenant written notice (“First Refusal Notice”) of the basic economic terms, including but not limited to the Basic Rent, term, operating expense base, security deposit, and tenant improvement allowance (collectively, the “Economic Terms”), upon which Landlord intends to lease such First Refusal Space to the applicable third party; provided that the Economic Terms shall exclude brokerage commissions and other Landlord payments that do not directly inure to the Tenant’s benefit. Within five (5) business days after receipt of the First Refusal Notice, Tenant may, by written notice to Landlord, elect to lease all, but not less than all, of the space specified in the First Refusal Notice (the “Designated First Refusal Space”) upon such Economic Terms and the same non-Economic Terms as set forth In this Lease. Subject to Section 2.5 below, In the event that Tenant does not timely commit in writing to lease the Designated First Refusal Space on the foregoing terms, then Landlord shall be free to lease same thereafter without any constraint (subject to Tenant’s First Right in Section 2.5 below), and Tenant shall have no further rights to any such Designated First Refusal Space. Should Tenant timely elect to lease the Designated First Refusal Space, then Landlord shall promptly prepare and deliver to Tenant an amendment to this Lease consistent with the foregoing, and Tenant shall execute and return same to Landlord within ten (10) days. Tenant’s failure to timely return the amendment shall entitle Landlord to specifically enforce Tenant’s commitment to lease the Designated First Refusal Space, to lease such space to a third party without any obligation pursuant to this Section, and/or to pursue any other available legal remedy. Tenant’s rights under this Section shall be personal to the original Tenant named in this Lease and may not be assigned or transferred (except in connection with an assignment of this Lease to a Tenant Affiliate as described in Section 9.1(f) hereof). Any other attempted assignment or transfer shall be void and of no force or effect.

SECTION 2.5. RIGHT OF FIRST OFFER. Commencing as of March 1, 2008, provided Tenant is not then in default hereunder beyond any applicable cure period, Landlord hereby grants Tenant the continuing right (“First Right”) to lease, during the initial sixty (60) month Term of this Lease, Suite 470 in the Building (“First Right Space”) in accordance with and subject to the provisions of this Section. Notwithstanding the foregoing, in the event Landlord gives Tenant a First Refusal Notice in accordance with Section 2.4 above and Tenant does not elect to lease the Designated First Refusal Space, Tenant’s First Right shall not commence until September 1, 2008. Except as otherwise provided

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below, prior to leasing the First Right Space, or any portion thereof, to any other party during the period that this First Right is in effect, Landlord shall give Tenant written notice of the basic economic terms including but not limited to the Basic Rent, term, operating expense base, security deposit, and tenant Improvement allowance (collectively, the °Economic Terms”), upon which Landlord is willing to lease such particular First Right Space to Tenant or to a third party; provided that the Economic Terms shall exclude brokerage commissions and other Landlord payments that do not directly inure to the Tenant’s benefit. It is understood that should Landlord intend to lease other office space in addition to the First Right Space as part of a single transaction, then Landlord’s notice shall so provide and all such space shall collectively be subject to the following provisions. Within five (5) business days after receipt of Landlord’s notice, Tenant must give Landlord written notice pursuant to which Tenant shall elect to (i) lease all, but not less than all, of the space specified in Landlord’s notice (the “Designated Space”) upon such Economic Terms and the same non-Economic Terms as set forth in this Lease; (ii) refuse to lease the Designated Space, specifying that such refusal is not based upon the Economic Terms, but upon Tenant’s lack of need for the Designated Space, in which event Landlord may lease the Designated Space upon any terms it deems appropriate for a period of six (6) months thereafter after which time Landlord shall again comply with the provisions of this Section 2.4; or (Ili) refuse to lease the Designated Space, specifying that such refusal is based upon said Economic Terms, in which event Tenant shall also specify revised Economic Terms upon which Tenant shall be willing to lease the Designated Space. In the event that Tenant does not so respond in writing to Landlord’s notice within said period, Tenant shall be deemed to have elected clause (ii) above. In the event Tenant gives Landlord notice pursuant to clause (iii) above, Landlord may elect to either (x) lease the Designated Space to Tenant upon such revised Economic Terms and the same other non-Economic Terms as set forth in this Lease, or (y) lease the Designated Space to any third party within six (6) months thereafter upon Economic Terms which are not materially more favorable to such party than those Economic Terms proposed by Tenant. Should Landlord so elect to lease the Designated Space to Tenant, then Landlord shall promptly prepare and deliver to Tenant an amendment to this Lease consistent with the foregoing, and Tenant shall execute and return same to Landlord within ten (10) days. Tenant’s failure to timely return the amendment shall entitle Landlord to specifically enforce Tenant’s commitment to lease the Designated Space, to lease such space to a third party, and/or to pursue any other available legal remedy. In the event that Landlord leases the First Right Space, or any portion thereof, to a third party in accordance with the provisions of this Section, and during the effective period of this First Right the First Right Space, or any portion thereof, shall again become available for releasing, then prior to Landlord entering into any such new lease with a third party (other than the then existing tenant or occupant in the First Right Space) for the First Right Space, Landlord shall repeat the procedures specified above in this Section. Notwithstanding the foregoing, it is understood that Tenant’s First Right shall be subject to any extension or expansion rights previously granted by Landlord to any third party tenant In the Building, as well as to any such rights which may hereafter be granted by Landlord to any third party tenant now or hereafter occupying the First Right Space or any portion thereof, and Landlord shall in no event be obligated to initiate this First Right prior to leasing any portion of the First Right Space to the then-current occupant thereof. Tenant’s rights under this Section shall be personal to the original Tenant named in this Lease and may not be assigned or transferred (except in connection with an assignment of this Lease to a Tenant Affiliate as described in Section 9.1(f) hereof). Any other attempted assignment or transfer shall be void and of no force or effect.

ARTICLE III. TERM

SECTION 3.1. GENERAL. The Term shall be for the period shown in Item 5 of the Basic Lease Provisions. The Term shall commence (“Commencement Date”) on the Commencement Date as set forth in Item 4 of the Basic Lease Provisions and shall end upon the expiration of the period set forth in Item 5 of the Basic Lease Provisions (“Expiration Date”).

SECTION 3.2. RIGHT TO EXTEND THIS LEASE. Provided that Tenant is not in default beyond any applicable cure period under any provision of this Lease at the time of exercise of the extension right granted herein, and provided further that Tenant is occupying the entire Premises and has not assigned any of its interest in this Lease (except in connection with an assignment of this Lease to a Tenant Affiliate as described In Section 9.1(f) hereof) or sublet more than twenty-five percent (25%) of the Premises, Tenant may extend the Term of this Lease for one (1) period of sixty (60) months. Tenant shall exercise its right to extend the Term by and only by delivering to Landlord, not less than nine (9) months nor more than twelve (12) months prior to the expiration date of the Term, Tenant’s written notice of its irrevocable commitment to extend (the ‘Commitment Notice”). Should Tenant fail timely to deliver the Commitment Notice, then this extension right shall thereupon lapse and be of no further force or effect The Basic Rent payable under the Lease during the extension of the Term shall be at the prevailing market rental rate (including periodic adjustments) for comparable and similarly improved space within the Building and the Project as of the commencement of the extension period, as determined by Landlord and Tenant as described below. Landlord and Tenant, upon written notice from Landlord setting forth the prevailing market rental rate during the extension period, shall have a period of thirty (30) days in which to agree on the prevailing market rental rate based on a reasonable extrapolation of the then current leasing rates for the Building and the Project If they agree within that period, they shall immediately execute an amendment to this Lease stating the Basic Rent and other appropriate terms for the renewal term. If after negotiating in good faith, Landlord and Tenant are unable to agree on the prevailing market rental rate within said thirty (30) day period, then the renewal option shall be null and void and the Lease shall terminate as of the Expiration Date. Promptly following agreement on the prevailing market rental rate, Landlord shall prepare an appropriate amendment to the Lease memorializing the extension of the Term in accordance with the foregoing, and Tenant shall duly execute and return same to Landlord within fifteen (15) days. Should Tenant fail timely to execute and deliver the amendment, then Landlord may, at its sole written election, either specifically enforce the Commitment Notice or extinguish Tenant’s right to extend the Tem. Should Landlord elect the latter, then this Lease shall terminate upon the scheduled date of expiration and Tenant’s rights under this paragraph shall be of no further force or effect. Any attempt to assign or transfer any right or interest created by this paragraph to other than a Tenant Affiliate shall be void from its inception. Tenant shall have no other right to extend the Term beyond the single sixty (60) month extension created by this paragraph. Unless agreed to in a writing signed by Landlord and Tenant, any extension of the Term, whether created by an amendment to this Lease or by a holdover of the Premises by Tenant, or otherwise, shall be deemed a part of, and not in addition to, any duly exercised extension period permitted by this paragraph. Time is specifically made of the essence of this paragraph.

SECTION 3.3. RIGHT TO TERMINATE. Provided Tenant is not in default under any provision of this Lease beyond any applicable cure period and provided Tenant has not exercised either Tenant’s First Refusal Right pursuant to Section 2.4 or Tenant’s First Right pursuant to Section 2.5 unless such expansion right is exercised within the first twelve (12) months of the Term and is only comprised of Suite 470, Tenant shall have a one-time right to terminate this Lease effective as of the expiration of the thirty-sixth (36th) month of the Lease Term by giving Landlord not less than six (6) months prior written notice of such termination. Should Tenant exercise its right to terminate as set forth herein, in addition to all Basic Rent and additional rent due up to the termination effective date, Tenant shall pay to Landlord, concurrently with such exercise, the sum equal to one month of Basic Rent payable for the Premises at the rate in effect immediately prior to the termination effective date as a separate termination fee. Any such termination shall not abrogate any obligation hereunder existing as of the date thereof or otherwise attributable to Tenant’s occupancy of the Premises.

ARTICLE IV. RENT AND OPERATING EXPENSES

SECTION 4.1. BASIC RENT. From and after the Commencement Date, Tenant shall pay to Landlord without deduction or offset a Basic Rent for the Premises in the total amount shown (including subsequent adjustments, if any) in Item 6 of the Basic Lease Provisions. If the Commencement Date is other than the first day of a calendar month, any rental adjustment shown in item 6 shall be deemed to occur on the first day of the next calendar month following the specified monthly anniversary of the Commencement Date. The rent shall be due and payable in advance commencing on the Commencement Date and continuing thereafter on the first day of each successive calendar month of the Term, as prorated for any partial month. No demand, notice or invoice shall be required.

SECTION 4.2. OPERATING EXPENSE INCREASE.

(a)   Commencing twelve (12) months following the Commencement Date, Tenant shall compensate Landlord, as additional rent, for Tenant’s proportionate shares of “Building Costs° and °Property Taxes,” as those terms are defined below, incurred by Landlord in the operation of the Building and Project. Property Taxes and Building Costs are mutually exclusive and may be billed separately or in combination as reasonably determined by Landlord. Tenant’s proportionate share of Property Taxes shall equal the product of the rentable floor area of the Premises multiplied by the difference of (I) Property Taxes per rentable square foot less (ii) the Property Tax Base set forth in Item 7 of the Basic Lease Provisions. Tenant’s proportionate share of Building Costs shall equal the product of the rentable floor area of the Premises multiplied by the difference of (i) Building Costs per rentable square foot less (ii) the Building Cost Base set forth In item 7 of the Basic Lease Provisions. Tenant acknowledges Landlord’s rights to make reasonable and necessary changes or additions to the Building and/or Project from time to time pursuant to Section 6.5 below, in which event the total rentable square footage within the Building and/or Project may be adjusted. For convenience of reference, Property Taxes and Building Costs may sometimes be collectively referred to as “Operating Expenses.”

(b)   Commencing prior to the start of the first full “Expense Recovery Period” of the Lease (as defined in Item 7 of the Basic Lease Provisions), and prior to the start of each full or partial Expense Recovery Period thereafter, Landlord shall give Tenant a written estimate of the amount of Tenant’s proportionate shares of Building Costs and Property Taxes for the Expense Recovery Period or portion thereof. Commencing twelve (12) months following the Commencement Date, Tenant shall pay the estimated amounts to Landlord in equal monthly installments, in advance, with Basic Rent. If Landlord has not furnished its written estimate for any Expense Recovery Period by the time set forth above, Tenant shall continue to pay cost reimbursements at the rates established for the prior Expense Recovery Period, if any; provided that when the new estimate Is delivered to Tenant, Tenant shall, at the next monthly payment date, pay any accrued cost reimbursements based upon the new estimate. Landlord may from time to time change the Expense Recovery Period to reflect a calendar year or a new fiscal year of Landlord, as applicable, in which event Tenant’s share of Operating Expenses shall be equitably prorated for any partial year.

(c)   Within one hundred twenty (120) days after the end of each Expense Recovery Period, Landlord shall furnish to Tenant a statement setting forth the actual or prorated Property Taxes and Building Costs attributable to that period, and the parties shall within thirty (30) days thereafter make any payment or allowance necessary to adjust Tenant’s estimated payments, if any, to Tenant’s actual proportionate shares as shown by the annual statement. If Tenant has not made estimated payments during the Expense Recovery Period, any amount owing by Tenant pursuant to subsection (a) above shall be paid to Landlord In accordance with Article XVI. If actual Property Taxes or Building Costs allocable to Tenant during any Expense Recovery Period are less than the Property Tax Base or the Building Cost Base, respectively, Landlord shall not be required to pay that differential to Tenant, although Landlord shall provide a credit against °additional rent” (defined in Section 14.1(a) of this Lease) next coming due for any applicable estimated payments collected from Tenant provided if the Lease Term expires before the determination of the overpayment, Landlord shall refund any overpayment to Tenant Should Tenant fail to object in writing to Landlord’s determination of actual Operating Expenses within sixty (60) days following delivery of Landlord’s expense statement, Landlord’s determination of actual Operating Expenses for the applicable Expense Recovery Period shall be conclusive and binding on Tenant

(d)   Even though the Lease has terminated and the Tenant has vacated the Premises, when the final determination is made of Tenant’s share of Property Taxes and Building Costs for the Expense Recovery Period in which the Lease terminates, Tenant shall upon notice pay the entire increase due over the estimated expenses paid; conversely, any overpayment made in the event expenses decrease shall be rebated by Landlord to Tenant within thirty (30) days following the final determination. However, in lieu thereof, Landlord may deliver a reasonable estimate of the anticipated reconciliation amount to Tenant prior to the expiration of the Term, in which event the appropriate party shall fund that amount by the termination date.

(e)     If, at any time during any Expense Recovery Period, any one or more of the Operating Expenses are increased to a rate(s) or amount(s) in excess of the rate(s) or amount(s) used in calculating the estimated expenses for the year, then Tenant’s estimated share of Property Taxes or Building Costs, as applicable, shall be increased for the month in which the increase becomes effective and for all succeeding months by an amount equal to Tenant’s proportionate share of the increase. Landlord shall give Tenant written notice of the amount or estimated amount of the increase, the month in which the increase will become effective, Tenant’s monthly share thereof and the months for which the payments are due. Tenant shall pay the increase to Landlord as a part of Tenant’s monthly payments of estimated expenses as provided in paragraph (b) above, commencing with the month in which effective.

(f)      The term “Building Costs” shall Include all charges and expenses pertaining to the operation, management, maintenance and repair of the Building and the Project, together with all appurtenant Common Areas (as defined in Section 6.2), and shall include the following charges by way of illustration but not limitation: water and sewer charges; insurance premiums or reasonable premium equivalents (consistent with comparable premiums for third party coverage) should Landlord elect to self-insure any risk or deductible that Landlord Is authorized to insure hereunder; license, permit, and inspection fees; heat; light; power, janitorial services; the cost of equipping, staffing and operating an on-site and/or off-site management office for the Building and Project all labor and labor-related costs for personnel applicable to the Building and Project, including both Landlord’s personnel and outside personnel; a commercially reasonable Landlord overhead/management fee; reasonable fees for consulting services; access control/security costs, inclusive of the reasonable cost of improvements made to enhance access control systems and procedures; repairs; air conditioning; supplies; materials; equipment; tools; tenant services; programs instituted to comply with transportation management requirements; any expense Incurred pursuant to Sections 6.1, 6.2, 6.4, 7.2, and 10.2 and Exhibits B and C below; costs incurred (capital or otherwise) on a regular recurring basis every three (3) or more years for normal maintenance projects (e.g., parking lot slurry coat or replacement of lobby, corridor and elevator cab carpets and coverings); and the amortized cost of capital improvements (as distinguished from replacement parts or components installed in the ordinary course of business) which are intended to maintain the quality, appearance or safety of the Building and/or Project, reduce other operating costs or increases thereof, or upgrade Building and/or Project security, or which are required to bring the Building and/or Project into compliance with applicable laws and building codes. Landlord shall amortize the cost of capital improvements on a straight-line basis over the lesser of the Payback Period (as defined below) or the useful life of the capital improvement as reasonably determined by Landlord. Any amortized Building Cost item may include, at Landlord’s option, an actual interest rate that Landlord is required to pay to finance the cost of the item, applied on the unamortized balance. “Payback Period” shall mean the reasonably estimated period of time that it takes for the cost savings, if any, resulting from a capital improvement item to equal the total cost of the capital improvement. It is understood that Building Costs shall include competitive charges for direct services provided to the Building and/or Project by any subsidiary or division of Landlord. If any Building Cost is applicable to one or more buildings or properties in addition to the Building, then that cost shall be equitably prorated and apportioned among the Building and such other buildings or properties. The term “Property Taxes” as used herein shall include the following: (i) all real estate taxes or personal property taxes, as such property taxes may be reassessed from time to time; and (ii)

other taxes, charges and assessments which are levied with respect to this Lease or to the Building and/or the Project, and any improvements, fixtures and equipment and other property of Landlord located in the Building and/or the Project, except that general net income, transfer taxes, inheritance taxes and franchise taxes imposed against Landlord shall be excluded; and (iii) any tax, surcharge or assessment which shall be levied in addition to or in lieu of real estate or personal property taxes, other than taxes covered by Article VIII; and (iv) costs and expenses incurred in reasonably contesting the amount or validity of any Property Tax by appropriate proceedings. A copy of Landlord’s unaudited statement of expenses shall be made available to Tenant upon request. The Building Costs, indusive of those for the Base Year, shall be extrapolated by Landlord to reflect at least ninety-five percent (95%) occupancy of the rentable area of the Building.

(g) Provided Tenant is not then in default hereunder, Tenant shall have the right to cause a certified public accountant, engaged on a non-contingency fee basis, to audit Operating Expenses by inspecting Landlord’s general ledger of expenses not more than once during any Expense Recovery Period. However, to the extent that insurance premiums or any other component of Operating Expenses is determined by Landlord on the basis of an internal allocation of costs utilizing information Landlord in good faith deems proprietary, such expense component shall not be subject to audit so long as it does not exceed the amount per square foot typically imposed by landlords of other first class office projects in Orange County, California. Tenant shall give notice to Landlord of Tenant’s intent to audit within sixty (60) days after Tenant’s receipt of Landlord’s expense statement which sets forth Landlord’s actual Operating Expenses. Such audit shall be conducted at a mutually agreeable time during normal business hours at the office of Landlord or its management agent where such accounts are maintained. If Tenant’s audit determines that actual Operating Expenses have been overstated by more than five percent (5%), then subject to Landlord’s right to review and/or contest the audit results, Landlord shall reimburse Tenant for the reasonable out-of-pocket costs of such audit. Tenant’s rent shall be appropriately adjusted to reflect any overstatement in Operating Expenses. In addition, if any component of Operating Expenses is determined to be either inappropriate or excessive during an Expense Recovery Period, and if the Building Cost Base or Property Tax Base also Included such component, then the appropriate Base shall concurrently be adjusted if and to the extent appropriate. In the event of a dispute between Landlord and Tenant regarding such audit, either party may elect to submit the matter for binding arbitration with the American Arbitration Association under its Arbitration Rules for the Real Estate Industry, and judgment on the arbitration award may be entered In any court having jurisdiction thereof. All of the information obtained by Tenant and/or its auditor in connection with such audit, as well as any compromise, settlement, or adjustment reached between Landlord and Tenant as a result thereof, shall be held in strict confidence and, except as may be required pursuant to litigation, shall not be disclosed to any third party, directly or indirectly, by Tenant or its auditor or any of their officers, agents or employees. Landlord may require Tenant’s auditor to execute a separate confidentiality agreement affirming the foregoing as a condition precedent to any audit. In the event of a violation of this confidentiality covenant in connection with any audit, then in addition to any other legal or equitable remedy available to Landlord, Tenant shall forfeit its right to any reconciliation or cost reimbursement payment from Landlord due to said audit (and any such payment theretofore made by Landlord shall be promptly returned by Tenant), and Tenant shall have no further audit rights under this Lease. Notwithstanding the foregoing, Tenant shall have no right of audit with respect to any Expense Recovery Period unless the total Operating Expenses per square foot for such Expense Recovery Period, as set forth in Landlord’s annual expense reconciliation, exceed the total Operating Expenses per square foot during the Base Year, as increased by the percentage change in the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index for all Urban Consumers, Los Angeles - Riverside - Orange County Area Average, all items (1982-84 = 100) (the “Index”), which change in the Index shall be measured by comparing the Index published for January of the Base Year with the Index published for January of the applicable Expense Recovery Period.

SECTION 4.3. SECURITY DEPOSIT. During the Term of this Lease, Tenant shall cause to be deposited with Landlord the sum stated in Item 9 of the Basic Lease Provisions (the ‘Security Deposit”), to be held by Landlord as security for the full and faithful performance of Tenant’s obligations under this Lease to pay any rental sums, including without limitation such additional rent as may be owing under any provision hereof, and to maintain the Premises as required by Sections 7.1 and 15.3 or any other provision of this Lease. For purposes of the foregoing and notwithstanding any provision of Section 1950.7 of the California Civil Code to the contrary, rental sums shall include prospective rent that would have been payable by Tenant but for the early termination of this Lease due to Tenant’s default or insolvency. Upon any breach of the foregoing obligations by Tenant, Landlord may apply all or part of the Security Deposit as full or partial compensation. If any portion of the Security Deposit is so applied, Tenant shall within five (5) days after written demand by Landlord deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. In no event may Tenant utilize all or any portion of the Security Deposit as a payment toward any rental sum due under this Lease. Any unapplied balance of the Security Deposit shall be returned to Tenant or, at Landlord’s option, to the last assignee of Tenant’s interest in this Lease within thirty (30) days following the termination of this Lease and Tenant’s vacation of the Premises. Tenant hereby authorizes Landlord to retain and apply to the Security Deposit due hereunder the balance of the cash security deposit previously deposited with Landlord pursuant to the Existing Lease described in Section 22.7 hereof. It is understood, however, that such sum shall concurrently serve as security for the Existing Lease during the

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remaining term thereof and Landlord shall be entitled to apply same toward sums due and unpaid thereunder, in which event, Tenant shall promptly replenish the Security Deposit so that Landlord is provided with the full amount required by this Lease. Notwithstanding the foregoing, provided Tenant has not been in default hereunder, Landlord shall reduce the Security Deposit, and credit such reduction against the Basic Rent first due hereunder in the amount of Seventeen Thousand Five Hundred Sixty-Five Dollars ($17,565.00).

ARTICLE V. USES

SECTION 5.1. USE. Tenant shall use the Premises only for the purposes stated in Item 3 of the Basic Lease Provisions. The parties agree that any contrary use shall be deemed to cause material and irreparable harm to Landlord and shall entitle Landlord to injunctive relief in addition to any other available remedy. The uses prohibited under this Lease shall include, without limitation, use of the Premises or a portion thereof for (i) offices of any agency or bureau of the United States or any state or political subdivision thereof; (II) offices or agencies of any foreign governmental or political subdivision thereof; (iii) offices of any health care professionals providing medical care or service organization; (Iv) schools, temporary employment agencies or other training facilities which are not ancillary to corporate, executive or professional office use; (v) retail or restaurant uses; or (vi) communications firms such as radio and/or television stations. Tenant shall not do or permit anything to be done in or about the Premises which will in any way interfere with the rights or quiet enjoyment of other occupants of the Building or the Project, or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant permit any nuisance or commit any waste in the Premises or the Project. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any insurance policy(les) covering the Building, the Project and/or their contents, and shall comply with all applicable insurance underwriters rules. Tenant shall comply at its expense with all present and future laws, ordinances and requirements of all governmental authorities that pertain to Tenant or its use of the Premises, Including without limitation all federal and state occupational health and safety and handicap access requirements, whether or not Tenant’s compliance will necessitate expenditures or interfere with its use and enjoyment of the Premises. Tenant shall not generate, handle, store or dispose of hazardous or toxic materials (as such materials may be Identified in any federal, state or local law or regulation) in the Premises or Project without the prior written consent of Landlord; provided that the foregoing shall not be deemed to proscribe the use by Tenant of customary office supplies In normal quantities so long as such use comports with all applicable laws. Tenant agrees that it shall promptly complete and deliver to Landlord any disclosure form regarding hazardous or toxic materials that may be required by any governmental agency. Tenant shall also, from time to time upon reasonable request by Landlord based on good faith concern, execute such affidavits concerning Tenant’s best knowledge and belief regarding the presence of hazardous or toxic materials In the Premises. Upon reasonable grounds therefore, Landlord shall have the right to perform an assessment of the environmental condition of the Premises and of Tenant’s compliance with this Section. As part of any such assessment, Landlord shall have the right, upon reasonable prior notice to Tenant, to enter and inspect the Premises and to perform tests, provided those tests are performed in a manner that minimizes disruption to Tenant. Tenant will cooperate with Landlord in connection with any assessment by, among other things, promptly responding to inquiries and providing relevant documentation and records. The reasonable cost of the assessment/testing shall be reimbursed by Tenant to Landlord if such assessment/testing determines that Tenant failed to comply with the requirements of this Section. Unless caused by the negligence or intentional misconduct of Landlord, its agents, employees or contractors, in all events Tenant shall indemnify Landlord in the manner elsewhere provided in this Lease from any release of hazardous or toxic materials caused by Tenant, its agents, employees, contractors, subtenants or licensees. The foregoing covenants shall survive the expiration or earlier termination of this Lease.

SECTION 5.2. SIGNS. Landlord shall affix and maintain a sign (restricted solely to Tenant’s name as set forth herein or such other name as Landlord may consent to in writing) adjacent to the entry door of the Premises, together with a directory strip listing Tenant’s name as set forth herein in the lobby directory of the Building. Any subsequent changes to that initial signage shall be at Tenant’s sole expense. All signage shall conform to the criteria for signs established by Landlord and shall be ordered through Landlord. Tenant shall not place or allow to be placed any other sign, decoration or advertising matter of any kind that is visible from the exterior of the Premises. Any violating sign or decoration may be immediately removed by Landlord at Tenant’s expense without notice and without the removal constituting a breach of this Lease or entitling Tenant to claim damages.

ARTICLE VI. LANDLORD SERVICES

SECTION 6.1. UTILITIES AND SERVICES. Landlord shall furnish to the Premises the utilities and services described in Exhibit B, subject to the conditions and payment obligations and standards set forth in this Lease. Landlord shall not be liable for any failure to furnish any services or utilities when the failure is the result of any accident or other cause beyond Landlord’s reasonable control, nor shall Landlord be liable for damages resulting from power surges or any breakdown in telecommunications facilities or services. Landlord’s temporary inability to furnish any services or utilities shall not entitle Tenant to any damages, relieve Tenant of the obligation to pay rent or constitute a constructive or other eviction of Tenant, except that Landlord shall diligently attempt to restore the service or utility promptly. Tenant shall comply with all rules and regulations which Landlord may reasonably establish for the provision of services and utilities, and shall cooperate with all reasonable conservation practices established by Landlord. Landlord shall at all reasonable times have free access to all electrical and mechanical installations of Landlord; provided, however, such access shall not unreasonably and materially interfere with Tenants use of the Premises nor its ingress and egress thereto. Notwithstanding the foregoing, in the event the Premises are untenantable for more than five (5) consecutive business days due to Landlord’s failure to furnish a required service or utility through no fault of Tenant, then Tenant’s rent shall abate from and after the sixth (e) business day until such matter is rectified.

SECTION 6.2. OPERATION AND MAINTENANCE OF COMMON AREAS. During the Term, Landlord shall operate all Common Areas within the Building and the Project. The term “Common Areas” shall mean all areas within the Building and other buildings in the Project which are not held for exclusive use by persons entitled to occupy space, and all other appurtenant areas and improvements provided by Landlord for the common use of Landlord and tenants and their respective employees and invitees, including without limitation parking areas and structures, driveways, sidewalks, landscaped and planted areas, hallways and interior stairwells not located within the premises of any tenant, common entrances and lobbies, elevators, and restrooms not located within the premises of any tenant.

SECTION 6.3. USE OF COMMON AREAS. The occupancy by Tenant of the Premises shall include the use of the Common Areas in common with Landlord and with all others for whose convenience and use the Common Areas may be provided by Landlord, subject, however, to compliance with all reasonable, non-discriminatory rules and regulations as are prescribed from time to time by Landlord. Landlord shall at all times during the Term have exclusive control of the Common Areas, and may restrain or permit any use or occupancy, except as otherwise provided In this Lease or in Landlord’s rules and regulations. Tenant shall keep the Common Areas clear of any obstruction or unauthorized use related to Tenant’s operations. Landlord may temporarily close any portion of the Common Areas for repairs, remodeling and/or alterations, to prevent a public dedication or the accrual of prescriptive rights, or for any other reasonable purpose, provided that Tenant’s permitted use of its Premises is not materially impacted.

SECTION 6.4. PARKING. Parking shall be provided in accordance with the provisions set forth in Exhibit C to this Lease.

SECTION 6.5. CHANGES AND ADDITIONS BY LANDLORD. Landlord reserves the right to make alterations or additions to the Building or the Project, or to the attendant fixtures, equipment and Common Areas. No change shall entitle Tenant to any abatement of rent or other claim against Landlord, provided that the change does not deprive Tenant of reasonable access to or use of the Premises.

ARTICLE VII. MAINTAINING THE PREMISES

SECTION 7.1. TENANT’S MAINTENANCE AND REPAIR. Subject to Article XI, Tenant at its sole expense shall make all repairs necessary to keep the Premises and all improvements and fixtures therein in the condition as existed on the Commencement Date (or on any later date that the applicable Improvements may have been installed), excepting ordinary wear and tear and casualty. Notwithstanding Section 7.2 below, Tenant’s maintenance obligation shall include without limitation all appliances, non-building standard lighting/electrical systems, and plumbing fixtures and installations located within the Premises, together with any supplemental HVAC equipment servicing only the Premises. All repairs shall be at least equal in quality to the original work, shall be made only by a licensed, bonded contractor reasonably approved In writing in advance by Landlord and shall be made only at the time or times reasonably approved by Landlord. Any contractor utilized by Tenant shall be subject to Landlord’s standard requirements for contractors, as reasonably modified from time to time. Landlord may impose reasonable restrictions and requirements with respect to repairs, as provided in Section 7.3, and the provisions of Section 7.4 shall apply to all repairs. Alternatively, should Landlord or its management agent agree to make a repair on behalf of Tenant and at Tenant’s request, Tenant shall promptly reimburse Landlord as additional rent for all actual costs incurred (including the standard coordination fee of Landlord’s management agent) upon submission of an invoice.

SECTION 7.2. LANDLORD’S MAINTENANCE AND REPAIR. Subject to Article Xi, Landlord shall provide service, maintenance and repair with respect to the heating, ventilating and air conditioning (“HVAC”) equipment of the Building (exclusive of any supplemental HVAC equipment servicing only the Premises) and shall maintain in good repair the Common Areas, roof, foundations, footings, the exterior surfaces of the exterior walls of the Building, and the structural, electrical, mechanical and plumbing systems of the Building except as provided in Section 7.1 above. Landlord shall have the right to employ or designate any reputable person or firm, including any employee or agent of Landlord or any of Landlord’s affiliates or ffivisions, to perform any service, repair or maintenance function. Landlord need not make any other improvements or repairs except as

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specifically required under this Lease, and nothing contained in this Section shall limit Landlord’s right to reimbursement from Tenant for maintenance, repair costs and replacement costs as provided elsewhere in this Lease. Tenant understands that it shall not make repairs at Landlord’s expense or by rental offset. Except as provided in Sections 11.1 and 12.1 below, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements to any portion of the Building, including repairs to the Premises, nor shall any related activity by Landlord constitute an actual or constructive eviction; provided, however, that in making repairs, alterations or Improvements, Landlord shall interfere as little as reasonably practicable with the conduct of Tenant’s business in and access to the Premises.

SECTION 7.3. ALTERATIONS. Except for cosmetic alteration projects that do not exceed Five Thousand Dollars ($5,000.00) and that satisfy the criteria in the next following sentence, Tenant shall make no alterations, additions or improvements to the Premises without the prior written consent of Landlord. Landlord’s consent shall not be unreasonably withheld as long as the proposed changes do not affect the structural, electrical or mechanical components or systems of the Building, are not visible from the exterior of the Premises, and utilize only building standard materials. Landlord may impose, as a condition to its consent, any requirements that Landlord in Its discretion may deem reasonable or desirable, Including but not limited to a requirement that all work be covered by a lien and completion bond satisfactory to Landlord and requirements as to the manner, time, and contractor for performance of the work. Without limiting the generality of the foregoing, Tenant shall use Landlord’s designated mechanical and electrical contractors for all work affecting the mechanical or electrical systems of the Building. Should Tenant perform any work that would necessitate any ancillary Building modification or other expenditure by Landlord, then Tenant shall promptly fund the cost thereof to Landlord. Tenant shall obtain all required permits for the work and shall perform the work in compliance with all applicable laws, regulations and ordinances. Except for cosmetic alteration projects that do not require a permit, Landlord shall be entitled to a supervision fee in the amount of five percent (5%) of the cost of the work. Under no circumstances shall Tenant make any improvement which incorporates asbestos-containing construction materials into the Premises. In no event shall Tenant prosecute any alteration work that results in picketing or labor demonstrations in or about the Building or Project. Any request for Landlord’s consent shall be made in writing and shall contain architectural plans describing the work in detail reasonably satisfactory to Landlord. Landlord may elect to cause its architect to review Tenant’s architectural plans, and the reasonable and actual cost of that review shall be reimbursed by Tenant. Should the work proposed by Tenant modify the internal configuration of the Premises, then Tenant shall, at its expense, fumish Landlord with as-built drawings and CAD disks compatible with Landlord’s systems. Unless Landlord otherwise agrees in writing, all alterations, additions or improvements affixed to the Premises (excluding moveable trade fixtures and fumiture) shall become the properly of Landlord and shall be surrendered with the Premises at the end of the Term, except that Landlord may, by notice to Tenant given at the time of Landlord’s consent to the alteration or improvement, require Tenant to remove by the Expiration Date, or sooner termination date of this Lease, all or any alterations, decorations, fixtures, additions, improvements and the like installed either by Tenant or by Landlord at Tenant’s request. Tenant shall repair any damage to the Premises arising from that removal and restore the affected area to its pre-existing condition, reasonable wear and tear and casualty excepted. Landlord may require Tenant to remove an improvement provided as part of the initial build-out pursuant to Exhibit X, if any, if and only if the improvement is a non-building standard item and Tenant is notified of the requirement prior to the build-out Except as otherwise provided in this Lease or in any Exhibit to this Lease, should Landlord make any alteration or improvement to the Premises at the request of Tenant, Landlord shall be entitled to prompt payment from Tenant of the cost thereof, inclusive of the standard coordination fee of Landlord’s management agent.

SECTION 7.4. MECHANIC’S LIENS. Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant. Upon request by Landlord, Tenant shall promptly cause any such lien to be released by posting a bond in accordance with California Civil Code Section 3143 or any successor statute. In the event that Tenant shall not, within thirty (30) days following the imposition of any lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other available remedies, the right to cause the lien to be released by any means It deems proper, including payment of or defense against the claim giving rise to the lien. All expenses so incurred by Landlord, including Landlord’s attorneys’ fees, shall be reimbursed by Tenant promptly following Landlord’s demand, together with interest from the date of payment by Landlord at the maximum rate permitted by law until paid. Tenant shall give Landlord no less than twenty (20) days’ prior notice in writing before commencing construction of any kind on the Premises so that Landlord may post and maintain notices of nonresponsibility on the Premises.

SECTION 7.5. ENTRY AND INSPECTION. Landlord shall at all reasonable times and upon a minimum of twenty-four (24) hours advance written or oral notice (except in the event of an emergency or to supply regular services in which no advance notice is required) have the right to enter the Premises to inspect them, to supply services in accordance with this Lease, to protect the interests of Landlord in the Premises, to make repairs and renovations as reasonably deemed necessary by Landlord, and to submit the Premises to prospective or actual purchasers or encumbrance holders (or, during the final twelve months of the Term or when an uncured Tenant default exists, to prospective tenants), all without being deemed to have caused an eviction of Tenant and without abatement of rent except as provided elsewhere in this Lease. Landlord shall at all times have and retain a key which unlocks all of the doors in the Premises, excluding Tenant’s vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open the doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord shall not under any circumstances be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or any eviction of Tenant from the Premises. Notwithstanding the foregoing, Landlord understands that Tenant’s business may require certain confidentiality and security restrictions on those entering the Premises to ensure compliance with the Health insurance Portability and Accountability Act of 1996, Public Law 104-191 (‘HIPAA”) and other applicable state laws to protect the privacy of patients’ health care information. Upon Tenant’s written request and if required by HIPAA, Landlord shall use reasonable efforts to ensure that any of Landlord’s employees, agents or subcontractors, entering the Premises (except in the case of an emergency) shall comply with Tenant’s reasonable procedures regarding the preservation of the confidentiality of Tenant’s patients’ health care information. ‘Reasonable efforts’ shall not require Landlord to incur any cost or expense and Landlord’s failure to use reasonable efforts shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a default by Landlord hereunder. In addition, if the Premises do not have sufficient security as required by HIPAA or state law, Tenant, at Tenant’s sole cost and expense, may place additional locks on any doors In the Premises. Tenant shall notify Landlord of such additional locks, provide Landlord with keys to such additional locks and provide such master keys as are necessary for fire and emergency rescue teams to access the Premises.

SECTION T.6. SPACE PLANNING AND SUBSTITUTION. Landlord shall have the right, upon providing not less than forty-five (45) days written notice, to move Tenant to other space of comparable size, on the same floor or higher and with similar elevator lobby identity in the Building or In the Project The new space shall be provided with improvements of comparable quality to those within the Premises. Landlord shall pay the reasonable out-of-pocket costs to relocate and reconnect Tenant’s personal property and equipment within the new space; provided that Landlord may elect to cause such work to be done by its contractors. Landlord shall also reimburse Tenant for such other reasonable out-of-pocket costs that Tenant may Incur in connection with the relocation, including without limitation necessary stationery revisions, provided that a reasonable estimate thereof is given to Landlord within twenty (20) days following Landlord’s notice. in no event, however, shall Landlord be obligated to incur or fund total relocation costs, exclusive of tenant improvement expenditures, in an amount in excess of three (3) months of Basic Rent at the rate then payable hereunder. Tenant may use its own vendor to move its personal property from the Premises to the relocation space. Within ten (10) days following request by Landlord, Tenant shall execute an amendment to this Lease prepared by Landlord to memorialize the relocation. Should Tenant fall timely to execute and deliver the amendment to Landlord, or should Tenant thereafter fall to comply with the terms thereof, then Landlord may at its option elect to terminate this Lease upon not less than sixty (60) days prior written notice to Tenant. Upon the effective date of any termination of this Lease, Tenant shall vacate the Premises in accordance with Section 15.3. Unless otherwise agreed to in writing by Tenant, Landlord shall effect the relocation move into the relocation space during a weekend or after 5:00 p.m. on a Friday.

ARTICLE VIII. TAXES AND ASSESSMENTS ON TENANT’S PROPERTY

Tenant shall be liable for and shall pay before delinquency, all taxes and assessments levied against all personal property of Tenant located in the Premises. When possible Tenant shall cause its personal property to be assessed and billed separately from the real property of which the Premises form a part. If any taxes on Tenant’s personal property are levied against Landlord or Landlord’s property and if Landlord pays the same, or if the assessed value of Landlord’s property Is increased by the inclusion of a value placed upon the personal property of Tenant and if Landlord pays the taxes based upon the increased assessment, Tenant shall pay to Landlord the taxes so levied against Landlord or the proportion of the taxes resulting from the increase in the assessment.

ARTICLE IX. ASSIGNMENT AND SUBLETTING

SECTION 9.1. RIGHTS OF PARTIES.

(a) Except as otherwise specifically provided herein, Tenant may not, either voluntarily or by operation of law, assign, sublet, encumber, or otherwise transfer all or any part of Tenant’s interest In this Lease, or permit the Premises to be occupied by anyone other than Tenant, without Landlord’s prior written consent, which consent shall not unreasonably be withheld or delayed in accordance with the provisions of Section 9.1(c). For purposes of this Lease, references to any subletting, sublease or variation thereof shall be deemed to apply not only to a sublease effected directly by Tenant, but also to a sub-subletting or an assignment of subtenancy by a subtenant at any level. No assignment (whether voluntary, involuntary or by operation of law) and no subletting shall be valid or effective without Landlord’s prior written consent and, at Landlord’s election, shall constitute a material default of this Lease. Landlord shall not be deemed to have given its consent to any assignment or subletting by any other course of action, including its acceptance of any name for listing In the Building directory.

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To the extent not prohibited by provisions of the Bankruptcy Code, 11 U.S.C. Section 101 et seq. (the “Bankruptcy Code”), including Section 365(f)(1), Tenant on behalf of itself and its creditors, administrators and assigns waives the applicability of Section 365(e) of the Bankruptcy Code unless the proposed assignee of the Trustee for the estate of the bankrupt meets Landlord’s standard for consent as set forth in Section 9.1(c) of this Lease. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations to be delivered in connection with the assignment shall be delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed to have assumed all of the obligations arising under this Lease on and after the date of the assignment, and shall upon demand execute and deliver to Landlord an instrument confirming that assumption.

(b)     The sale of all or substantially all of the assets of Tenant (other than bulk sales in the ordinary course of business) shall be deemed an assignment within the meaning and provisions of this Article.

(c)     Except as otherwise specifically provided herein, if Tenant or any subtenant hereunder desires to transfer an interest in this Lease, Tenant shall first notify Landlord and request in writing Landlord’s consent to the transfer. Tenant shall also submit in writing to Landlord: (i) the name and address of the proposed transferee; (ii) the nature of any proposed subtenant’s or assignee’s business to be carried on in the Premises; (iii) the terms and provisions of any proposed sublease or assignment (including without limitation the rent and other economic provisions, term, Improvement obligations and commencement date); (iv) evidence that the proposed assignee or subtenant will comply with the requirements of Exhibit D to this Lease; and (v) any other Information reasonably requested by Landlord and reasonably related to the transfer. Except as provided in Subsection (d) of this Section, Landlord shall not unreasonably withhold its consent, provided: (1) the use of the Premises will be consistent with the provisions of this Lease; (2) any proposed subtenant or assignee demonstrates that it is financially responsible by submission to Landlord of all reasonable information as Landlord may request concerning the proposed subtenant or assignee, including, but not limited to, a balance sheet of the proposed subtenant or assignee as of a date within ninety (90) days of the request for Landlord’s consent and statements of income or profit and loss of the proposed subtenant or assignee for the two-year period preceding the request for Landlord’s consent; (3) the proposed subtenant or assignee is, in Landlord’s good faith determination, appropriate for tenancy in a first class office project (4) the proposed assignee or subtenant is neither an existing tenant or occupant of the Building or Project nor a prospective tenant with whom Landlord has been actively negotiating in the last six (6) months (except that Landlord will not enforce this restriction if it does not have sufficient available space to accommodate the proposed transferee); and (5) the proposed transferee is not an SDN (as defined below) and will not impose additional burdens or security risks on Landlord. If Landlord consents to the proposed transfer, then the transfer may be effected within ninety (90) days after the date of the consent upon the terms described in the information furnished to Landlord; provided that any material change in the terms shall be subject to Landlord’s consent as set forth in this Section. Landlord shall approve or disapprove any requested transfer within thirty (30) days following receipt of Tenant’s written notice and the information set forth above. Tenant shall pay to Landlord a transfer fee of Five Hundred Dollars ($500.00) if and when any transfer request submitted by Tenant is approved.

(d)      Notwithstanding the provisions of Subsection (c) above, in lieu of consenting to a proposed assignment or subletting, Landlord may elect to (I) sublease the Premises (or the portion proposed to be subleased), or take an assignment of Tenant’s interest in this Lease, upon the same terms as offered to the proposed subtenant or assignee (excluding terms relating to the purchase of personal property, the use of Tenant’s name or the continuation of Tenant’s business), or (ii) terminate this Lease as to the portion of the Premises proposed to be subleased or assigned with a proportionate abatement in the rent payable under this Lease, effective on the date that the proposed sublease or assignment would have commenced; provided, however, if Landlord refuses to grant such consent and elects to terminate the Lease as to such portion of the Premises, Tenant shall have the right within five (5) days after notice of Landlord’s exercise of its right to terminate to withdraw Tenants request for such consent and remain in possession of the Premises under the terms and conditions thereof. Landlord may thereafter, at its option, assign or re-let any space so recaptured to any third party, including without limitation the proposed transferee identified by Tenant.

(e)      Should any assignment or subletting occur, Tenant shall promptly pay or cause to be paid to Landlord, as additional rent, fifty percent (50%) of any amounts paid by the assignee or subtenant, however described and whether funded during or after the Lease Term, to the extent such amounts are in excess of the sum of (i) the scheduled rental sums payable by Tenant hereunder (or, in the event of a subletting of only a portion of the Premises, the rent allocable to such portion as reasonably determined by Landlord) and (ii) the direct out-of-pocket costs, as evidenced by third party invoices provided to Landlord, Incurred by Tenant to effect the transfer. Upon request by Landlord, Tenant and all other parties to the transfer shall memorialize in writing the amounts to be paid pursuant to this paragraph.

(f)     Notwithstanding the foregoing, provided Tenant is not then in default hereunder, Tenant may, without Landlord’s prior consent but with prior written notice to Landlord and subject to the provisions of Section 9.2, assign or transfer its right, title and interest In this Lease or sublease the Premises to any of the following: (i) any entity resulting from a merger or consolidation with Tenant; (ii) any entity succeeding to the business and assets of Tenant; or (iii) any entity controlling, controlled by, or under common control with, Tenant (collectively, “Tenant Affiliate”). Promptly following the effectiveness of any such transfer, Tenant shall provide to Landlord copies of all pertinent transfer documents and such other information pertaining thereto as Landlord may reasonably request.

SECTION 9.2. EFFECT OF TRANSFER. No subletting or assignment, even with the consent of Landlord, shall relieve Tenant, or any successor-in-interest to Tenant hereunder, of its obligation to pay rent and to perform all its other obligations under this Lease. Moreover, Tenant shall indemnify and hold Landlord harmless, as provided in Section 10.3, for any act or omission by an assignee or subtenant. Each assignee, other than Landlord, shall be deemed to assume all obligations of Tenant under this Lease and shall be liable jointly and severally with Tenant for the payment of all rent, and for the due performance of all of Tenant’s obligations, under this Lease. Such joint and several liability shall not be discharged or impaired by any subsequent modification or extension of this Lease. No transfer shall be binding on Landlord unless any document memorializing the transfer is delivered to Landlord, both the assignee/subtenant and Tenant deliver to Landlord an executed consent to transfer instrument prepared by Landlord and consistent with the requirements of this Article, and the assignee/subtenant independently complies with all of the Insurance requirements of Tenant as set forth in Exhibit D and evidence thereof is delivered to Landlord. The acceptance by Landlord of any payment due under this Lease from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any transfer. Consent by Landlord to one or more transfers shall not operate as a waiver or estoppel to the future enforcement by Landlord of its rights under this Lease. In addition to the foregoing, no change in the status of Tenant or any party jointly and severally liable with Tenant as aforesaid (e.g., by conversion to a limited liability company or partnership) shall serve to abrogate the liability of any person or entity for the obligations of Tenant, Including any obligations that may be incurred by Tenant after the status change by exercise of a preexisting right in this Lease.

SECTION 9.3. SUBLEASE REQUIREMENTS. The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be included in each sublease:

(a)      Tenant hereby irrevocably assigns to Landlord all of Tenant’s interest in all rentals and income arising from any sublease of the Premises, and Landlord may collect such rent and income and apply same toward Tenant’s obligations under this Lease; provided, however, that until a default occurs in the performance of Tenant’s obligations under this Lease, Tenant shall have the right to receive and collect the sublease rentals. Landlord shall not, by reason of this assignment or the collection of sublease rentals, be deemed liable to the subtenant for the performance of any of Tenant’s obligations under the sublease. Tenant hereby irrevocably authorizes and directs any subtenant, upon receipt of a written notice from Landlord stating that an uncured default exists in the performance of Tenant’s obligations under this Lease, to pay to Landlord all sums then and thereafter due under the sublease. Tenant agrees that the subtenant may rely on that notice without any duty of further inquiry and notwithstanding any notice or claim by Tenant to the contrary. Tenant shall have no right or claim against the subtenant or Landlord for any rentals so paid to Landlord. In the event Landlord collects amounts from subtenants that exceed the total amount then due from Tenant hereunder, Landlord shall promptly remit the excess to Tenant

(b)      In the event of the termination of this Lease, Landlord may, at Its sole option, take over Tenant’s entire interest in any sublease and, upon notice from Landlord, the subtenant shall attom to Landlord. In no event, however, shall Landlord be liable for any previous act or omission by Tenant under the sublease or for the return of any advance rental payments or deposits under the sublease that have not been actually delivered to Landlord, nor shall Landlord be bound by any sublease modification executed without Landlord’s consent or for any advance rental payment by the subtenant in excess of one month’s rent. The general provisions of this Lease, including without limitation those pertaining to Insurance and indemnification, shall be deemed incorporated by reference Into the sublease despite the termination of this Lease.

(c) Tenant agrees that Landlord may, at its sole option, authorize a subtenant of the Premises to cure a default by Tenant under this Lease. Should Landlord accept such cure, the subtenant shall have a right of reimbursement and offset from and against Tenant under the applicable sublease.

ARTICLE X. INSURANCE AND INDEMNITY

SECTION 10.1. TENANT’S INSURANCE. Tenant, at its sole cost and expense, shall provide and maintain in effect the insurance described In Exhibit D. Evidence of that insurance must be delivered to Landlord prior to the Commencement Date.

SECTION 10.2. LANDLORD’S INSURANCE. Landlord may, at its election, provide any or all of the following types of insurance, with or without deductible and in amounts and coverages as may be determined by Landlord in Its discretion: property insurance, subject to standard exclusions, covering the Building or Project, and such other risks as Landlord or its mortgagees may from time to time deem appropriate, and commercial general liability coverage. Landlord shall not be required to carry insurance of any kind on any tenant improvements or alterations in the Premises installed by Tenant or its contractors or otherwise removable by Tenant (collectively, “Tenant Installations”), as well as any trade fixtures, furnishings, equipment, interior plate glass, signs and all items of personal property in the Premises, and Landlord shall not be obligated to repair or replace any of the foregoing items should damage occur. All proceeds of insurance maintained by Landlord upon the Building and Project shall be the property of Landlord, whether or not Landlord is obligated to or elects to make any repairs.

SECTION 10.3. TENANT’S INDEMNITY. To the fullest extent permitted by law, but subject to Section 10.5 below, Tenant shall defend, Indemnify and hold harmless Landlord, its agents, lenders, and any and all affiliates of Landlord, from and against any and all claims, liabilities, costs or expenses arising either before or after the Commencement Date from Tenant’s use or occupancy of the Premises, the Building or the Common Areas, or from the conduct of its business, or from any activity, work, or thing done, permitted or suffered by Tenant or Its agents, employees, subtenants, vendors, contractors, invitees or licensees In or about the Premises, the Building or the Common Areas, or from any default in the performance of any obligation on Tenant’s part to be performed under this Lease, or from any act or negligence of Tenant or its agents, employees, subtenants, vendors, contrat.lefu, invitees or licensees. Landlord may, at its option, require Tenant to assume Landlord’s defense in any action covered by this Section through counsel reasonably satisfactory to Landlord. Notwithstanding the foregoing, however, Tenant’s indemnification obligation shall not apply to the extent It Is ultimately determined that any liability or expense was caused by the negligence or willful misconduct of Landlord, its agent, employees or contractors.

SECTION 10.4. LANDLORD’S NONLIABILITY. Unless caused by the negligence or intentional misconduct of Landlord, its agents, employees or contractors but subject to Section 10.5 below, Landlord shall not be liable to Tenant, its employees, agents and invitees, and Tenant hereby waives all claims against Landlord, its employees and agents for loss of or damage to any property, or any injury to any person, or loss or interruption of business or income, resulting from any condition including, but not limited to, fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak or flow from or into any part of the Premises or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, electrical works or other fixtures in the Building, whether the damage or injury results from conditions arising in the Premises or in other portions of the Building. It is understood that any such condition may require the temporary evacuation or closure of all or a portion of the Building. Should Tenant elect to receive any service from a concessionaire, licensee or third party tenant of Landlord, Tenant shall not seek recourse against Landlord for any breach or liability of that service provider. Neither Landlord nor its agents shall be liable for interference with light or other similar intangible interests. Tenant shall immediately notify Landlord in case of fire or accident in the Premises, the Building or the Project and of defects in any improvements or equipment.

SECTION 10.5. WAIVER OF SUBROGATION. Landlord and Tenant each hereby waives all rights of recovery against the other on account of loss and damage occasioned to the property of such waiving party to the extent that the waiving party is entitled to proceeds for such loss and damage under any property insurance policies carried or otherwise required to be carried by this Lease. By this waiver it is the intent of the parties that neither Landlord nor Tenant shall be liable to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage insured against under any property insurance policies, even though such loss or damage might be occasioned by the negligence of such party, its agents, employees, contractors or invitees. The foregoing waiver by Tenant shall also inure to the benefit of Landlord’s management agent for the Building.

ARTICLE Xl. DAMAGE OR DESTRUCTION

SECTION 11.1. RESTORATION.

(a)      If the Building of which the Premises are a part is damaged as the result of an event of casualty, then subject to the provisions below, Landlord shall repair that damage as soon as reasonably possible unless: (i) Landlord reasonably determines that the cost of repair would exceed ten percent (10%) of the full replacement cost of the Building (“Replacement Cost”) and the damage is not covered by Landlord’s fire and extended coverage insurance (or by a normal extended coverage policy should Landlord fail to carry that insurance); or (ii) Landlord reasonably determines that the cost of repair would exceed twenty-five percent (25%) of the Replacement Cost; or (iii) Landlord reasonably determines that the cost of repair would exceed ten percent (10%) of the Replacement Cost and the damage occurs during the final twelve (12) months of the Term. Should Landlord elect not to repair the damage for one of the preceding reasons, Landlord shall so notify Tenant in the “Casualty Notice” (as defined below), and this Lease shall terminate as of the date of delivery of that notice.

(b)      As soon as reasonably practicable following the casualty event but not later than sixty (60) days thereafter, Landlord shall notify Tenant in writing (“Casualty Notice”) of Landlord’s election, if applicable, to terminate this Lease. If this Lease is not so terminated, the Casualty Notice shall set forth the anticipated period for repairing the casualty damage. If the anticipated repair period exceeds two hundred seventy (270) days and if the damage is so extensive as to reasonably prevent Tenant’s substantial use and enjoyment of the Premises, then Tenant may elect to terminate this Lease by written notice to Landlord within ten (10) days following delivery of the Casualty Notice.

(c)      To the extent and for the period that Landlord is entitled to reimbursement from the proceeds of rental interruption insurance carried by Landlord as part of Operating Expenses, the rental to be paid under this Lease shall be abated in the same proportion that the floor area of the Premises that is rendered unusable by the damage from time to time bears to the total floor area of the Premises.

(d)      Notwithstanding the provisions of subsections (a), (b) and (c) of this Section, but subject to Section 10,5, the cost of any repairs to the Premises only shall be borne by Tenant, and Tenant shall not be entitled to rental abatement or termination rights, if the damage is due to the fault or neglect of Tenant or its employees, subtenants, contractors, Invitees or representatives. In addition, the provisions of this Section shall not be deemed to require Landlord to repair any Tenant Installations, fixtures and other Items that Tenant is obligated to Insure pursuant to Exhibit D or any other provision of this Lease.

SECTION 11.2. LEASE GOVERNS. Tenant agrees that the provisions of this Lease, including without limitation Section 11.1, shall govern any damage or destruction and shall accordingly supersede any contrary statute or rule of law.

ARTICLE XII. EMINENT DOMAIN

SECTION 12.1. TOTAL OR PARTIAL TAKING. If all or a material portion of the Premises is taken by any lawful authority by exercise of the right of eminent domain, or sold to prevent a taking, either Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to the authority. In the event title to a portion of the Building or Project, other than the Premises, is taken or sold In lieu of taking, and if Landlord elects to restore the Building in such a way as to alter the Premises materially, either party may terminate this Lease, by written notice to the other party, effective on the date of vesting of title. In the event neither party has elected to terminate this Lease as provided above, then Landlord shall promptly, after receipt of a sufficient condemnation award, proceed to restore the Premises to substantially their condition prior to the taking, and a proportionate allowance shall be made to Tenant for the rent corresponding to the time during which, and to the part of the Premises of which, Tenant is deprived on account of the taking and restoration. In the event of a taking, Landlord shall be entitled to the entire amount of the condemnation award without deduction for any estate or interest of Tenant; provided that nothing in this Section shall be deemed to give Landlord any interest in, or prevent Tenant from seeking any award against the taking authority for, the taking of personal property and fixtures belonging to Tenant or for relocation or business interruption expenses recoverable from the taking authority.

SECTION 12.2. TEMPORARY TAKING. No temporary taking of the Premises shall terminate this Lease or give Tenant any right to abatement of rent, and any award specifically attributable to a temporary taking of the Premises shall belong entirely to Tenant. A temporary taking shall be deemed to be a taking of the use or occupancy of the Premises for a period of not to exceed ninety (90) days.

SECTION 12.3. TAKING OF PARKING AREA. In the event there shall be a taking of the parking area such that Landlord can no longer provide sufficient parking to comply with this Lease, Landlord may substitute reasonably equivalent parking in a location reasonably close to the Building; provided that if Landlord fails to make that substitution within ninety (90) days following the taking and if the taking materially impairs Tenant’s use and enjoyment of the Premises, Tenant may, at its option, terminate this Lease by written notice to Landlord. If this Lease is not so terminated by Tenant, there shall be no abatement of rent and this Lease shall continue in effect.

ARTICLE XIII. SUBORDINATION; ESTOPPEL CERTIFICATE

SECTION 13.1. SUBORDINATION. At the option of Landlord or any of Its mortgagees/deed of trust beneficiaries, this Lease shall be either superior or subordinate to all ground or underlying leases, mortgages and deeds of trust, if any, which may hereafter affect the Building, and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, that so long as Tenant is not in default under this Lease, this Lease shall not be terminated or Tenant’s quiet enjoyment of the Premises disturbed in the event of termination of any such ground or underlying lease, or the foreclosure of any such mortgage or deed of trust, to which this Lease has been subordinated pursuant to this Section. In the event of a termination or foreclosure, Tenant shall become a tenant of and attom to the successor-in4nterest to Landlord upon the same terms and conditions as are contained in this Lease, and shall promptly execute any instrument reasonably required by Landlord’s successor for that purpose. Tenant shall also, within ten (10) days following written request of Landlord (or the beneficiary under any deed of trust encumbering the Building), execute and deliver all

Instruments as may be required from time to time by Landlord or such beneficiary (Including without limitation any subordination, nondisturbance and attornment agreement In the form customarily required by such beneficiary) to subordinate this Lease and the rights of Tenant under this Lease to any ground or underlying lease or to the lien of any mortgage or deed of trust; provided, however, that any such beneficiary may, by written notice to Tenant given at any time, subordinate the lien of Its deed of trust to this Lease. Tenant shall agree that any purchaser at a foreclosure sale or lender taking title under a deed in lieu of foreclosure shall not be responsible for any act or omission of a prior landlord, shall not be subject to any offsets or defenses Tenant may have against a prior landlord, and shall not be liable for the return of any security deposit not actually recovered by such purchaser or bound by any rent paid in advance of the calendar month in which the transfer of title occurred; provided that the foregoing shall not release the applicable prior landlord from any liability for those obligations. Tenant acknowledges that Landlord’s mortgagees and successors-in-interest and all beneficiaries under deeds of trust encumbering the Building are intended third party beneficiaries of this Section.

SECTION 13.2. ESTOPPEL CERTIFICATE. Tenant shall, within ten (10) business days following written notice from Landlord, execute, acknowledge and deliver to Landlord, in any form that Landlord may reasonably require, a statement in writing in favor of Landlord and/or any prospective purchaser or encumbrancer of the Building (i) certifying that this Lease Is unmodified and in full force and effect (or, if modified, stating the nature of the modification and certifying that this Lease, as modified, is in full force and effect) and the dates to which the rental, additional rent and other charges have been paid in advance, if any, and (ii) acknowledging that, to Tenant’s knowledge, there are no uncured defaults on the part of Landlord, or specifying each default if any are claimed, and (III) setting forth all further information that Landlord may reasonably require. Tenant’s statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Building or Project. In addition to Landlord’s other rights and remedies, Tenant’s failure to deliver any estoppel statement within the provided time shall be conclusive upon Tenant that (i) this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) there are no uncured defaults In Landlord’s performance, and (iii) not more than one month’s rental has been paid in advance.

SECTION 13.3 LANDLORD’S WAIVER AND CONSENT. On or prior to execution of this Lease by Landlord, Landlord shall execute the Landlord’s Waiver and Consent in favor of Tenant’s lender, Merrill Lynch Capital in the form attached hereto as Exhibit G.

ARTICLE XIV. DEFAULTS AND REMEDIES

SECTION 14.1. TENANT’S DEFAULTS. In addition to any other event of default set forth in this Lease, the occurrence of any one or more of the following events shall constitute a default by Tenant:

(a)      The failure by Tenant to make any payment of rent required to be made by Tenant, as and when due, where the failure continues for a period of five (5) days after written notice from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 as amended. For purposes of these default and remedies provisions, the term “additional rent” shall be deemed to include all amounts of any type whatsoever other than Basic Rent to be paid by Tenant pursuant to the terms of this Lease.

(b)    The assignment, sublease, encumbrance or other transfer of the Lease by Tenant, either voluntarily or by operation of law, whether by judgment, execution, transfer by intestacy or testacy, or other means, without the prior written consent of Landlord unless otherwise authorized herein.

(c)     The discovery by Landlord that any financial statement provided by Tenant, or by any affiliate, successor or guarantor of Tenant, was materially false.

(d)    The failure or inability by Tenant to observe or perform any of the covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in any other subsection of this Section, where the failure continues for a period of thirty (30) days after written notice from Landlord to Tenant; provided, however, that any such notice shall be In lieu of, and not In addition to, any notice required under California Code of Civil Procedure Section 1161 as amended. However, if the nature of the failure is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences the cure within thirty (30) days, and thereafter diligently pursues the cure to completion.

(e) (i) The making by Tenant of any general assignment for the benefit of creditors; (ii) the filing by or against Tenant of a petition to have Tenant adjudged a Chapter 7 debtor under the Bankruptcy Code or to have debts discharged or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same Is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, if possession is not restored to Tenant within thirty (30) days; (iv) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where the seizure is not discharged within thirty (30) days; or (v) Tenant’s convening of a meeting of its creditors for the purpose of effecting a moratorium upon or composition of its debts. Landlord shall not be deemed to have knowledge of any event described in this subsection unless notification In writing is received by Landlord, nor shall there be any presumption attributable to Landlord of Tenant’s insolvency. In the event that any provision of this subsection is contrary to applicable law, the provision shall be of no force or effect.

SECTION 14.2. LANDLORD’S REMEDIES.

(a)       In the event of any default by Tenant, then in addition to any other remedies available to Landlord, Landlord may exercise the following remedies:

(i) Landlord may terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. Such termination shall not affect any accrued obligations of Tenant under this Lease. Upon termination, Landlord shall have the right to reenter the Premises and remove all persons and property. Landlord shall also be entitled to recover from Tenant:

(1)   The worth at the time of award of the unpaid rent and additional rent which had been earned at the time of termination;

(2)   The worth at the time of award of the amount by which the unpaid rent and additional rent which would have been earned after termination until the time of award exceeds the amount of such loss that Tenant proves could have been reasonably avoided;

(3)   The worth at the time of award of the amount by which the unpaid rent and additional rent for the balance of the Term after the time of award exceeds the amount of such loss that Tenant proves could be reasonably avoided;

(4)   Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform Its obligations under this Lease or which in the ordinary course of things would be likely to result from Tenant’s default, including, but not limited to, the cost of recovering possession of the Premises, commissions and other expenses of retelling, including necessary repair, renovation, Improvement and alteration of the Premises for a new tenant, reasonable attorneys’ fees, and any other reasonable costs; and

(5) At Landlord’s election, all other amounts in addition to or in lieu of the foregoing as may be permitted by law. The term “rent” as used in this Lease shall be deemed to mean the Basic Rent and all other sums required to be paid by Tenant to Landlord pursuant to the terms of this Lease, including without limitation any sums that may be owing from Tenant pursuant to Section 4.3 of this Lease. Any sum, other than Basic Rent, shall be computed on the basis of the average monthly amount accruing during the twenty-four (24) month period immediately prior to default, except that If it becomes necessary to compute such rental before the twenty-four (24) month period has occurred, then the computation shall be on the basis of the average monthly amount during the shorter period. As used in subparagraphs (1) and (2) above, the ‘worth at the time of award” shall be computed by allowing interest at the rate of ten percent (10%) per annum. As used in subparagraph (3) above, the “worth at the time of award” shall be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(ii) Landlord may elect not to terminate Tenant’s right to possession of the Premises, in which event Landlord may continue to enforce all of its rights and remedies under this Lease, including the right to collect all rent as it becomes due. Efforts by the Landlord to maintain, preserve or relet the Premises, or the appointment of a receiver to protect the Landlord’s interests under this Lease, shall not constitute a termination of the Tenant’s right to possession of the Premises. In the event that Landlord elects to avail itself of the remedy provided by this subsection (ii), Landlord shall not unreasonably withhold Its consent to an assignment or subletting of the Premises subject to the reasonable standards for Landlord’s consent as are contained in this Lease.

(b) The various rights and remedies reserved to Landlord in this Lease or otherwise shall be cumulative and, except as otherwise provided by California law, Landlord may pursue any or all of its rights and remedies at the same time. No delay or omission of Landlord to exercise any right or remedy shall be construed as a waiver of the right or remedy or of any breach or default by Tenant The acceptance by Landlord of rent shall not be a (i) waiver of any preceding breach or default by Tenant of any provision of this Lease, other than the failure of Tenant to pay the particular rent accepted, regardless of Landlord’s knowledge of the preceding breach or default at the time of acceptance of rent, or (ii) a waiver of Landlord’s right to exercise any remedy available to Landlord by virtue of the breach or default. The acceptance of any payment from a debtor in possession, a trustee, a receiver or any other person acting on behalf of Tenant or Tenant’s estate shall not waive or cure a default under Section 14.1. No payment by Tenant or receipt by Landlord of a lesser amount than the rent required by this Lease shall be deemed to be other than a partial payment on account of the earliest due stipulated rent, nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction and Landlord shall accept the check or payment without prejudice to

Landlord’s right to recover the balance of the rent or pursue any other remedy available to it. Tenant hereby waives any right of redemption or relief from forfeiture under California Code of Civil Procedure Section 1174 or 1179, or under any other present or future law, in the event this Lease is terminated by reason of any default by Tenant. No act or thing done by Landlord or Landlord’s agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender shall be valid unless In writing and signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys to the Premises prior to the termination of this Lease, and the delivery of the keys to any employee shall not operate as a termination of the Lease or a surrender of the Premises.

SECTION 14.3. LATE PAYMENTS.

(a)      Any rent due under this Lease that is not paid to Landlord within five (5) days of the date when due shall bear Interest at the maximum rate permitted by law from the date due until fully paid. The payment of interest shall not cure any default by Tenant under this Lease. In addition, Tenant acknowledges that the late payment by Tenant to Landlord of rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Those costs may include, but are not limited to, administrative, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, if any rent due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) days after the date due, then Tenant shall pay to Landlord, in addition to the interest provided above, a late charge for each delinquent payment equal to the greater of (I) five percent (5%) of that delinquent payment or (ii) One Hundred Dollars ($100.00). Acceptance of a late charge by Landlord shall not constitute a waiver of Tenant’s default with respect to the overdue amount, nor shall it prevent Landlord from exercising any of its other rights and remedies.

(b)      Following each second consecutive installment of Basic Rent that Is not paid within five (5) days following notice of nonpayment from Landlord, Landlord shall have the option to require that beginning with the first payment of Basic Rent next due, Basic Rent shall no longer be paid in monthly Installments but shall be payable quarterly three (3) months in advance. Should Tenant deliver to Landlord, at any time during the Term, two (2) or more insufficient checks, the Landlord may require that all monies then and thereafter due from Tenant be paid to Landlord by cashier’s check.

SECTION 14.4. RIGHT OF LANDLORD TO PERFORM. All covenants and agreements to be performed by Tenant under this Lease shall be performed at Tenant’s sole cost and expense and without any abatement of rent or right of set-off. If Tenant fails to pay any sum of money, or falls to perform any other act on its part to be peifunlied under this Lease, and the failure continues beyond any applicable grace or cure period set forth in Section 14.1, then in addition to any other available remedies, Landlord may, at Its election, make the payment or perform the other act on Tenant’s part. Landlord’s election to make the payment or perform the act on Tenant’s part shall not give rise to any responsibility of Landlord to continue making the same or similar payments or performing the same or similar acts. Tenant shall, promptly upon demand by Landlord, reimburse Landlord for all sums paid by Landlord and all necessary incidental costs, together with interest at the maximum rate permitted by law from the date of the payment by Landlord.

SECTION 14.5. DEFAULT BY LANDLORD. Landlord shall not be deemed to be in default In the performance of any obligation under this Lease unless and until it has failed to perform the obligation within thirty (30) days after written notice by Tenant to Landlord specifying in reasonable detail the nature and extent of the failure; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it commences performance within the thirty (30) day period and thereafter diligently pursues the cure to completion.

SECTION 14.6. EXPENSES AND LEGAL FEES. Should either Landlord or Tenant bring any action in connection with this Lease, the prevailing party shall be entitled to recover as a part of the action its reasonable attorneys’ fees, and all other costs. The prevailing party for the purpose of this paragraph shall be determined by the trier of the facts.

SECTION 14.7. WAIVER OF JURY TRIAL/JUDICIAL REFERENCE.

(a)     LANDLORD AND TENANT EACH ACKNOWLEDGES THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHT TO TRIAL BY JURY, AND EACH PARTY DOES HEREBY EXPRESSLY AND KNOWINGLY WAIVE AND RELEASE ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE.

(b)    IN THE EVENT THAT THE JURY WAIVER PROVISIONS OF SECTION 14.7(a) ARE NOT ENFORCEABLE UNDER CALIFORNIA LAW, THEN THE PROVISIONS OF THIS SECTION

14.7(b) SHALL APPLY. IT IS THE DESIRE AND INTENTION OF THE PARTIES TO AGREE UPON A MECHANISM AND PROCEDURE UNDER WHICH CONTROVERSIES AND DISPUTES ARISING OUT OF THIS LEASE OR RELATED TO THE PREMISES WILL BE RESOLVED IN A PROMPT AND EXPEDITIOUS MANNER. ACCORDINGLY, EXCEPT WITH RESPECT TO ACTIONS FOR UNLAWFUL OR FORCIBLE DETAINER OR WITH RESPECT TO THE PREJUDGMENT REMEDY OF ATTACHMENT, ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT’S USE OR OCCUPANCY OF THE PREMISES AND/OR ANY CLAIM OF INJURY OR DAMAGE, SHALL BE HEARD AND RESOLVED BY A REFEREE UNDER THE PROVISIONS OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, SECTIONS 638 — 645.1, INCLUSIVE (AS SAME MAY BE AMENDED, OR ANY SUCCESSOR STATUTE(S) THERETO) (THE “REFEREE SECTIONS”). ANY FEE TO INITIATE THE JUDICIAL REFERENCE PROCEEDINGS SHALL BE PAID BY THE PARTY INITIATING SUCH PROCEDURE; PROVIDED HOWEVER, THAT THE COSTS AND FEES, INCLUDING ANY INITIATION FEE, OF SUCH PROCEEDING SHALL ULTIMATELY BE BORNE IN ACCORDANCE WITH SECTION 14.6 ABOVE. THE VENUE OF THE PROCEEDINGS SHALL BE IN THE COUNTY IN WHICH THE PREMISES ARE LOCATED. WITHIN TEN (10) DAYS OF RECEIPT BY ANY PARTY OF A WRITTEN REQUEST TO RESOLVE ANY DISPUTE OR CONTROVERSY PURSUANT TO THIS SECTION 14.7(b), THE PARTIES SHALL AGREE UPON A SINGLE REFEREE WHO SHALL TRY ALL ISSUES, WHETHER OF FACT OR LAW, AND REPORT A FINDING AND JUDGMENT ON SUCH ISSUES AS REQUIRED BY THE REFEREE SECTIONS. IF THE PARTIES ARE UNABLE TO AGREE UPON A REFEREE WITHIN SUCH TEN (10) DAY PERIOD, THEN ANY PARTY MAY THEREAFTER FILE A LAWSUIT IN THE COUNTY IN WHICH THE PREMISES ARE LOCATED FOR THE PURPOSE OF APPOINTMENT OF A REFEREE UNDER CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 AND 640, AS SAME MAY BE AMENDED OR ANY SUCCESSOR STATUTE(S) THERETO. IF THE REFEREE IS APPOINTED BY THE COURT, THE REFEREE SHALL BE A NEUTRAL AND IMPARTIAL RETIRED JUDGE WITH SUBSTANTIAL EXPERIENCE IN THE RELEVANT MATTERS TO BE DETERMINED, FROM JAMS/ENDISPUTE, INC., THE AMERICAN ARBITRATION ASSOCIATION OR SIMILAR MEDIATION/ARBITRATION ENTITY. THE PROPOSED REFEREE MAY BE CHALLENGED BY ANY PARTY FOR ANY OF THE GROUNDS LISTED IN SECTION 641 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, AS SAME MAY BE AMENDED OR ANY SUCCESSOR STATUTE(S) THERETO. THE REFEREE SHALL HAVE THE POWER TO DECIDE ALL ISSUES OF FACT AND LAW AND REPORT HIS OR HER DECISION ON SUCH ISSUES, AND TO ISSUE ALL RECOGNIZED REMEDIES AVAILABLE AT LAW OR IN EQUITY FOR ANY CAUSE OF ACTION THAT IS BEFORE THE REFEREE, INCLUDING AN AWARD OF ATTORNEYS’ FEES AND COSTS IN ACCORDANCE WITH CALIFORNIA LAW. THE REFEREE SHALL NOT, HOWEVER, HAVE THE POWER TO AWARD PUNITIVE DAMAGES, AND THE PARTIES HEREBY WAIVE ANY RIGHT TO RECOVER ANY SUCH DAMAGES. THE REFEREE SHALL OVERSEE DISCOVERY AND MAY ENFORCE ALL DISCOVERY ORDERS IN THE SAME MANNER AS ANY TRIAL COURT JUDGE, WITH RIGHTS TO REGULATE DISCOVERY AND TO ISSUE AND ENFORCE SUBPOENAS, PROTECTIVE ORDERS AND OTHER LIMITATIONS ON DISCOVERY AVAILABLE UNDER CALIFORNIA LAW; PROVIDED, HOWEVER, THAT THE REFEREE SHALL LIMIT DISCOVERY TO THAT WHICH IS ESSENTIAL TO THE EFFECTIVE PROSECUTION OR DEFENSE OF THE ACTION, AND IN NO EVENT SHALL DISCOVERY BY EITHER PARTY INCLUDE MORE THAN ONE NON-EXPERT WITNESS DEPOSITION UNLESS BOTH PARTIES OTHERWISE AGREE. THE REFERENCE PROCEEDING SHALL BE CONDUCTED IN ACCORDANCE WITH CALIFORNIA LAW (INCLUDING THE RULES OF EVIDENCE), AND IN ALL REGARDS, THE REFEREE SHALL FOLLOW CALIFORNIA LAW APPLICABLE AT THE TIME OF THE REFERENCE PROCEEDING. IN ACCORDANCE WITH SECTION 644 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, THE DECISION OF THE REFEREE UPON THE WHOLE ISSUE MUST STAND AS THE DECISION OF THE COURT, AND UPON THE FILING OF THE STATEMENT OF DECISION WITH THE CLERK OF THE COURT, OR WITH THE JUDGE IF THERE IS NO CLERK, JUDGMENT MAY BE ENTERED THEREON IN THE SAME MANNER AS IF THE ACTION HAD BEEN TRIED BY THE COURT. THE PARTIES SHALL PROMPTLY AND DILIGENTLY COOPERATE WITH ONE ANOTHER AND THE REFEREE, AND SHALL PERFORM SUCH ACTS AS MAY BE NECESSARY TO OBTAIN A PROMPT AND EXPEDITIOUS RESOLUTION OF THE DISPUTE OR CONTROVERSY IN ACCORDANCE WITH THE TERMS OF THIS SECTION 14.7(b). TO THE EXTENT THAT NO PENDING LAWSUIT HAS BEEN FILED TO OBTAIN THE APPOINTMENT OF A REFEREE, ANY PARTY, AFTER THE ISSUANCE OF THE DECISION OF THE REFEREE, MAY APPLY TO THE COURT OF THE COUNTY IN WHICH THE PREMISES ARE LOCATED FOR CONFIRMATION BY THE COURT OF THE DECISION OF THE REFEREE IN THE SAME MANNER AS A PETITION FOR CONFIRMATION OF AN ARBITRATION AWARD PURSUANT TO CODE OF CIVIL PROCEDURE SECTION 1285 ET SEQ. (AS SAME MAY BE AMENDED OR ANY SUCCESSOR STATUTE(S) THERETO).

ARTICLE XV. END OF TERM

SECTION 15.1. HOLDING OVER. This Lease shall terminate without further notice upon the Expiration Date, and any holding over by Tenant after the Expiration Date shall not constitute a renewal or extension of this Lease, or give Tenant any rights under this Lease, except when in writing signed by both parties. If Tenant holds over for any period after the expiration (or earlier termination) of the Term, Landlord may, at its option, treat Tenant as a tenant at sufferance only, commencing on the first on day following the termination of this Lease. However, should Landlord accept the payment of monthly hold-over rent by Tenant, then a month-to-month tenancy shall be deemed effected and neither party shall terminate this Lease without thirty (30) days prior written notice to the other party. Any hold-over by Tenant shall be subject to all of the terms of this Lease, except that during the first ninety (90) days of such holdover, the monthly rental shall be one hundred fifty percent (150%) of the total monthly rental for the month Immediately preceding the date of termination. After the initial ninety (90) days of such holdover, the monthly rental shall be increased to two hundred percent (200%) of the total monthly rental for the month immediately preceding the date of termination, subject to Landlord’s right to modify same upon thirty (30) days notice to Tenant. The acceptance by Landlord of monthly hold-over rental in a lesser amount shall not constitute a waiver of Landlord’s right to recover the full amount due unless otherwise agreed in writing by Landlord. If Tenant fails to surrender the Premises within thirty (30) days following notice from Landlord despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability, Including without limitation, any claims made by any succeeding tenant relating to such failure to surrender. The foregoing provisions of this Section are in addition to and do not affect Landlord’s right of re-entry or any other rights of Landlord under this Lease or at law.

SECTION 15.2. MERGER ON TERMINATION. The voluntary or other surrender of this Lease by Tenant, or a mutual termination of this Lease, shall terminate any or all existing subleases unless Landlord, at its option, elects in writing to treat the surrender or termination as an assignment to it of any or all subleases affecting the Premises.

SECTION 15.3. SURRENDER OF PREMISES; REMOVAL OF PROPERTY. Upon the Expiration Date or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in as good order, condition and repair as when received or as hereafter may be improved by Landlord or Tenant, reasonable wear and tear, casualty and repairs which are Landlord’s obligation excepted, and shall remove or fund to Landlord the cost of removing all wallpapering and voice and/or data transmission cabling installed by or for Tenant, together with all personal property and debris, except for any items that Landlord may by written authorization allow to remain. Tenant shall repair all damage to the Premises resulting from the removal and restore the affected area to its pre-existing condition, reasonable wear and tear and casualty excepted, provided that Landlord may instead elect to repair any structural damage at Tenant’s expense. If Tenant shall fail to comply with the provisions of this Section, Landlord may effect the removal and/or make any repairs, and the cost to Landlord shall be additional rent payable by Tenant upon demand. If requested by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an instrument in writing releasing and quitclaiming to Landlord all right, title and interest of Tenant in the Premises.

ARTICLE XVI. PAYMENTS AND NOTICES

All sums payable by Tenant to Landlord shall be paid, without deduction or offset, in lawful money of the United States to Landlord at Its address set forth in Item 13 of the Basic Lease Provisions, or at any other place as Landlord may designate in writing. Unless this Lease expressly provides otherwise, as for example in the payment of rent pursuant to Section 4.1, all payments shall be due and payable within ftve (5) days after demand. All payments requiring proration shall be prorated on the basis of the number of days in the pertinent calendar month or year, as applicable. Any notice, election, demand, consent, approval or other communication to be given or other document to be delivered by either party to the other may be delivered to the other party, at the address set forth in Item 13 of the Basic Lease Provisions, by personal service or electronic facsimile transmission, or by any courier or ‘overnight” express mailing service, or may be deposited in the United States mail, postage prepaid. Either party may, by written notice to the other, served in the manner provided in this Article, designate a different address. If any notice or other document is sent by mail, It shall be deemed served or delivered three (3) business days after mailing or, if sooner, upon actual receipt. The refusal to accept delivery of a notice, or the inability to deliver the notice (whether due to a change of address for which notice was not duly given or other good reason), shall be deemed delivery and receipt of the notice as of the date of attempted delivery. If more than one person or entity is named as Tenant under this Lease, service of any notice upon any one of them shall be deemed as service upon all of them.

ARTICLE XVII. RULES AND REGULATIONS

Tenant agrees to comply with the Rules and Regulations attached as Exhibit E, and any reasonable and nondiscriminatory amendments, modifications and/or additions as may be adopted and published by written notice to tenants by Landlord for the safety, care, security, good order, or cleanliness of the Premises, Building, Project and/or Common Areas. Landlord shall not be liable to Tenant for any violation of the Rules and Regulations or the breach of any covenant or condition in any lease or any other act or conduct by any other tenant, and the same shall not constitute a constructive eviction hereunder. One or more waivers by Landlord of any breath of the Rules and Regulations by

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Tenant or by any other tenant(s) shall not be a waiver of any subsequent breach of that rule or any other. Tenant’s failure to keep and observe the Rules and Regulations shall constitute a default under this Lease. In the case of any conflict between the Rules and Regulations and this Lease, this Lease shall be controlling. Landlord will use commercially reasonable efforts to enforce the Rules and Regulations in a non-discriminatory manner.

ARTICLE XVIII. BROKER’S COMMISSION

The parties recognize as the broker(s) who negotiated this Lease the firm(s) whose name(s) is (are) stated in Item 10 of the Basic Lease Provisions, and agree that Landlord shall be responsible for the payment of brokerage commissions to those broker(s) unless otherwise provided in this Lease. It is understood that Landlord’s Broker represents only Landlord In this transaction and Tenant’s Broker (if any) represents only Tenant Each party warrants that it has had no dealings with any other real estate broker or agent in connection with the negotiation of this Lease, and agrees to indemnify and hold the other party harmless from any cost, expense or liability (including reasonable attorneys’ fees) for any compensation, commissions or charges claimed by any other real estate broker or agent employed or claiming to represent or to have been employed by the indemnifying party In connection with the negotiation of this Lease. The foregoing agreement shall survive the termination of this Lease.

ARTICLE XIX. TRANSFER OF LANDLORD’S INTEREST

In the event of any transfer of Landlord’s interest in the Premises, the transferor shall be automatically relieved of all obligations on the part of Landlord accruing under this Lease from and after the data of the transfer, provided that Tenant is duly notified of the transfer. Any funds held by the transferor in which Tenant has an interest shall be turned over, subject to that interest, to the transferee. No holder of a mortgage and/or deed of trust to which this Lease is or may be subordinate shall be responsible in connection with the Security Deposit unless the mortgagee or holder of the deed of trust actually receives the Security Deposit. It is intended that the covenants and obligations contained in this Lease on the part of Landlord shall, subject to the foregoing, be binding on Landlord, its successors and assigns, only during and in respect to their respective successive periods of ownership.

ARTICLE XX INTERPRETATION

SECTION 20.1. GENDER AND NUMBER. Whenever the context of this Lease requires, the words ‘Landlord” and “Tenant’ shall include the plural as well as the singular, and words used in neuter, masculine or feminine genders shall include the others.

SECTION 20.2. HEADINGS. The captions and headings of the articles and sections of this Lease are for convenience only, are not a part of this Lease and shall have no effect upon its construction or interpretation.

SECTION 20.3. JOINT AND SEVERAL LIABILITY. If more than one person or entity is named as Tenant, the obligations imposed upon each shall be joint and several and the act of or notice from, or notice or refund to, or the signature of, any one or more of them shall be binding on all of them with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, termination or modification of this Lease.

SECTION 20.4. SUCCESSORS. Subject to Articles IX and XIX, all rights and liabilities given to or imposed upon Landlord and Tenant shall extend to and bind their respective heirs, executors, administrators, successors and assigns. Nothing contained in this Section is intended, or shall be construed, to grant to any person other than Landlord and Tenant and their successors and assigns any rights or remedies under this Lease.

SECTION 20.5. TIME OF ESSENCE. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

SECTION 20.6. CONTROLLING LAW/VENUE. This Lease shall be governed by and interpreted in accordance with the laws of the State of California. Should any litigation be commenced between the parties in connection with this Lease, such action shall be prosecuted in the applicable State Court of California in the county in which the Building is located.

SECTION 20.7. SEVERABILITY. If any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party or the deletion of which is consented to by the party adversely affected, shall be held invalid or unenforceable to any extent, the remainder of this Lease shall not be affected and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

SECTION 20.8. WAIVER. One or more waivers by Landlord or Tenant of any breach of any term, covenant or condition contained in this Lease shall not be a waiver of any subsequent breach of the same or any other term, covenant or condition. Consent to any act by one of the parties shall not be deemed to render unnecessary the obtaining of that party’s consent to any subsequent act. No breach of this Lease shall be deemed to have been waived unless the waiver is in a writing signed by the waiving party.

SECTION 20.9. INABILITY TO PERFORM. In the event that either party shall be delayed or hindered in or prevented from the performance of any work or in performing any act required under this Lease by reason of any cause beyond the reasonable control of that party, then the performance of the work or the doing of the act shall be excused for the period of the delay and the time for performance shall be extended for a period equivalent to the period of the delay. The provisions of this Section shall not operate to excuse Tenant from the prompt payment of rent.

SECTION 20.10. ENTIRE AGREEMENT. This Lease and its exhibits and other attachments cover in full each and every agreement of every kind between the parties concerning the Premises, the Building, and the Project, and all preliminary negotiations, oral agreements, understandings and/or practices, except those contained in this Lease, are superseded and of no further effect. Tenant waives its rights to rely on any representations or promises made by Landlord or others which are not contained in this Lease. No verbal agreement or implied covenant shall be held to modify the provisions of this Lease, any statute, law, or custom to the contrary notwithstanding.

SECTION 20.11. QUIET ENJOYMENT. Upon the observance and performance of all the covenants, terms and conditions on Tenant’s part to be observed and performed, and subject to the other provisions of this Lease, Tenant shall have the right of quiet enjoyment and use of the Premises for the Term without hindrance or interruption by Landlord or any other person claiming by or through Landlord.

SECTION 20.12. SURVIVAL. All covenants of Landlord or Tenant which reasonably would be intended to survive the expiration or sooner termination of this Lease, including without limitation any warranty or indemnity hereunder, shall so survive and continue to be binding upon and inure to the benefit of the respective parties and their successors and assigns.

ARTICLE XXI. EXECUTION AND RECORDING

SECTION 21.1. COUNTERPARTS. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

SECTION 21.2. CORPORATE AND PARTNERSHIP AUTHORITY. If Tenant is a corporation, limited liability company or partnership, each individual executing this Lease on behalf of the entity represents and warrants that he is duly authorized to execute and deliver this Lease and that this Lease is binding upon the corporation, limited liability company or partnership in accordance with its terms. Tenant shall, at Landlord’s request, deliver a certified copy of its organizational documents or an appropriate certificate authorizing or evidencing the execution of this Lease.

SECTION 21.3. EXECUTION OF LEASE; NO OPTION OR OFFER. The submission of this Lease to Tenant shall be for examination purposes only, and shall not constitute an offer to or option for Tenant to lease the Premises. Execution of this Lease by Tenant and its return to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has In fact executed and delivered this Lease to Tenant, it being intended that this Lease shall only become effective upon execution by Landlord and delivery of a fully executed counterpart to Tenant.

SECTION 21.4. RECORDING. Tenant shall not record this Lease without the prior written consent of Landlord. Tenant, upon the request of Landlord, shall execute and acknowledge a “short form” memorandum of this Lease for recording purposes.

SECTION 21.5. AMENDMENTS. No amendment or mutual termination of this Lease shall be effective unless in writing signed by authorized signatories of Tenant and Landlord, or by their respective successors in interest. No actions, policies, oral or informal arrangements, business dealings or other course of conduct by or between the parties shall be deemed to modify this Lease In any respect.

ARTICLE XXII. MISCELLANEOUS

SECTION 22.1. NONDISCLOSURE OF LEASE TERMS. Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord.

Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord’s relationship with other tenants. Accordingly, Tenant agrees that it, and its partners, officers, directors, employees and attorneys, shall not intentionally and voluntarily disclose the terms and conditions of this Lease to any other tenant or apparent prospective tenant of the Building or Project, either directly or indirectly, without the prior written consent of Landlord, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under this Lease or pursuant to any legal requirement.

SECTION 22.2. REPRESENTATIONS BY TENANT. The application, financial statements and tax returns, if any, submitted and certified to by Tenant as an accurate representation of its financial condition have been prepared, certified and submitted to Landlord as an inducement and consideration to Landlord to enter into this Lease. The application and statements are represented and warranted by Tenant to be correct and to accurately and fully reflect Tenant’s true financial condition as of the date of execution of this Lease by Tenant. Tenant shall, no more often than once a calendar year, during the Term promptly furnish Landlord with current annual financial statements accurately reflecting Tenant’s financial condition upon written request from Landlord.

SECTION 22.3. CHANGES REQUESTED BY LENDER. If, in connection with obtaining financing for the Building, the lender shall request reasonable modifications in this Lease as a condition to the financing, Tenant will not unreasonably withhold or delay its consent, provided that the modifications do not materially increase the obligations of Tenant or materially and adversely affect the leasehold interest created by this Lease.

SECTION 22.4. MORTGAGEE PROTECTION. No act or failure to act on the part of Landlord which would otherwise entitle Tenant to be relieved of its obligations hereunder or to terminate this Lease shall result In such a release or termination unless (a) Tenant has given notice by registered or certified mail to any beneficiary of a deed of trust or mortgage covering the Building whose address has been furnished to Tenant and (b) such beneficiary is afforded a reasonable opportunity to cure the default by Landlord, including, if necessary to effect the cure, time to obtain possession of the Building by power of sale or judicial foreclosure provided that such foreclosure remedy is diligently pursued.

SECTION 22.5. SDN UST. Tenant hereby represents and warrants that neither Tenant nor any officer, director, employee, partner, member or other principal of Tenant (collectively, “Tenant Parties”) is listed as a Specially Designated National and Blocked Person (“SDN”) on the list of such persons and entities issued by the U.S. Treasury Office of Foreign Assets Control (OFAC). In the event Tenant or any Tenant Party is or becomes listed as an SDN, Tenant shall be deemed in breach of this Lease and Landlord shall have the right to terminate this Lease Immediately upon written notice to Tenant.

SECTION 22.6. DISCLOSURE STATEMENT. Tenant acknowledges that it has read, understands and, if applicable, shall comply with the provisions of Exhibit F to this Lease, if that Exhibit is attached.

SECTION 22.7. TERMINATION OF EXISTING LEASE. Landlord and Tenant are currently parties to an office space lease dated July 18, 2002, for space located at 610 Newport Center Drive, Suite 350, Newport Beach, California, which lease was amended by a First Amendment to Lease dated July 21, 2005, wherein the location of the premises was changed to New Suite 350 (“New Suite 3501 (as defined therein), a Second Amendment to Lease dated September 19, 2005, wherein approximately 1,174 rentable square feet of space was added to New Suite 350, and a Third Amendment to Lease dated November 1, 2006, wherein Suite 100 was added to the premises (as amended, the “Existing Lease”). It is understood that the Existing Lease with respect to Suite 100 is currently scheduled to expire at midnight on January 31, 2008, and with respect to New Suite 350 is currently scheduled to expire at midnight on November 30, 2010. The parties agree that the Existing Lease with respect to Suite 100 only shall terminate effective as of midnight on the day preceding the Commencement Date of this Lease and that Tenant shall completely vacate Suite 100 and shall remove all property therefrom on that date in accordance with the provisions of Section 15.3 of the Existing Lease; provided that such termination shall not relieve Tenant of (a) any accrued obligation or liability under the Existing Lease with respect to Suite 100 as of said termination date, or (b) any obligation under the Existing Lease with respect to Suite 100 which was reasonably intended to survive the expiration or termination thereof. Any advance rental paid by Tenant under the Existing Lease with respect to Suite 100 shall be rebated by Landlord. Landlord and Tenant agree that the remaining rights and obligations of the parties under the Existing Lease shall terminate in their entirety, effective as of midnight on April 30, 2008, provided that such termination shall not relieve Tenant of (a) any accrued obligation or liability under the Lease with respect to New Suite 350 as of said termination date, or (b) any obligation under the Lease with respect to New Suite 350 which was reasonably intended to survive the expiration or termination thereof. Tenant understands and agrees that it shall completely vacate New Suite 350 by midnight on April 30, 2008 and shall remove all property therefrom in accordance with the provisions of Section 15.3 of the Existing Lease.

LANDLORD:		TENANT:

THE IRVINE COMPANY LLC		ONCURE MEDICAL CORP.

By:	/s/ Steven M. Case	By:	/s/ David S. Chernow
	Steven M. Case		David S. Chernow
	Senior Vice President, Leasing,		Chief Executive Officer
Office Properties

By:	/s/ Steven E. Claton	By:	/s/ Russell D. Phillips, Jr.
	Steven E. Claton		Russell D. Phillips, Jr.
	Vice President, Operations,		Executive Vice President,
	Office Properties		General Counsel/Secretary

THE IRVINE COMPANY

18100 Von Karman Avenue
Suite 450

Stevenson Systems, Inc.

61985-2007 All Rights Reserved

EXHIBIT A

EXHIBIT B

UTILITIES AND SERVICES

The following standards for utilities and services shall be in effect at the Building. Landlord reserves the right to adopt nondiscriminatory modifications and additions to these standards. In the case of any conflict between these standards and the Lease, the Lease shall be controlling. Subject to all of the provisions of the Lease, including but not limited to the restrictions contained in Section 6.1, the following shall apply:

1.     Landlord shall make available to the Premises during the hours of 8:00 a.m. to 6:00 p.m., Monday through Friday, and if requested by Tenant on a week-by-week basis, from 8:00 a.m. to 1:00 p.m. on Saturday (“Building Hours”), generally recognized national holidays excepted, reasonable HVAC services. Subject to the provisions set forth below, Landlord shall also furnish the Building with elevator service (if applicable), reasonable amounts of electric current for normal lighting by Landlord’s standard overhead fluorescent and incandescent fixtures and for the operation of office equipment consistent in type and quantity with that utilized by typical office tenants of the Building and Project, and water for lavatory purposes. Tenant will not, without the prior written consent of Landlord, connect any apparatus, machine or device with water pipes or electric current (except through existing electrical outlets in the Premises) for the purpose of using electric current or water. Because the Building systems have been designed for normal occupancy of approximately four persons per one thousand usable square feet, Tenant understands that excess occupancy of the Premises may result in excessive use of power and other services and may inhibit the efficient cooling of the Premises. This paragraph shall at all times be subject to applicable governmental regulations.

2.   Upon written request from Tenant delivered to Landlord at least 24 hours prior to the period for which service is requested, but during normal business hours, Landlord will provide any of the foregoing building services to Tenant at such times when such services are not otherwise available. Tenant agrees to pay Landlord for those after-hour services at rates that Landlord may establish from time to time. If Tenant requires electric current in excess of that which Landlord is obligated to furnish under this Exhibit B, Tenant shall first obtain the consent of Landlord, and Landlord may cause an electric current meter to be installed in the Premises to measure the amount of electric current consumed. The cost of installation, maintenance and repair of the meter shall be paid for by Tenant, and Tenant shall reimburse Landlord promptly upon demand for all electric current consumed for any special power use as shown by the meter. The reimbursement shall be at the rates charged for electrical power by the local public utility furnishing the current, plus any additional expense incurred in keeping account of the electric current consumed.

3.     Landlord shall furnish water for drinking, personal hygiene and lavatory purposes only. If Tenant requires or uses water for any purposes in addition to ordinary drinking, cleaning and lavatory purposes, Landlord may, in its discretion, install a water meter to measure Tenant’s water consumption. Tenant shall pay Landlord for the cost of the meter and the cost of its installation, and for consumption throughout the duration of Tenant’s occupancy. Tenant shall keep the meter and installed equipment in good working order and repair at Tenant’s own cost and expense, in default of which Landlord may cause the meter to be replaced or repaired at Tenant’s expense. Tenant agrees to pay for water consumed, as shown on the meter and when bills are rendered, and on Tenant’s default in making that payment Landlord may pay the charges on behalf of Tenant. Any costs or expenses or payments made by Landlord for any of the reasons or purposes stated above shall be deemed to be additional rent payable by Tenant to Landlord upon demand.

4.   In the event that any utility service to the Premises is separately metered or billed to Tenant, Tenant shall pay all charges for that utility service to the Premises and the cost of furnishing the utility to tenant suites shall be excluded from the Operating Expenses as to which reimbursement from Tenant is required in the Lease. If any utility charges are not paid when due Landlord may pay them, and any amounts paid by Landlord shall immediately become due to Landlord from Tenant as additional rent. If Landlord elects to furnish any utility service to the Premises, Tenant shall purchase its requirements of that utility from Landlord as long as the rates charged by Landlord do not exceed those which Tenant would be required to pay if the utility service were furnished it directly by a public utility.

5. Landlord shall provide janitorial services five days per week, equivalent to that furnished in comparable buildings, and window washing as reasonably required; provided, however, that Tenant shall pay for any additional or unusual janitorial services required by reason of any nonstandard improvements in the Premises, including without limitation wall coverings and floor coverings installed by or for Tenant, or by reason of any use of Premises other than exclusively as offices. The cleaning services provided by Landlord shall also exclude refrigerators, eating utensils (plates, drinking containers and silverware), and interior glass partitions. Tenant shall pay to Landlord the cost of removal of any of Tenant’s refuse and rubbish, to the extent that they exceed the refuse and rubbish usually attendant with general office usage.

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6.   Tenant shall have access to the Building 24 hours per day, 7 days per week, 52 weeks per year provided that Landlord may install access control systems as it deems advisable for the Building. Such systems may, but need not, include full or part-time lobby supervision, the use of a sign-in sign-out log, a card identification access system, building parking and access pass system, closing hours procedures, access control stations, fire stairwell exit door alarm system, electronic guard system, mobile paging system, elevator control system or any other access controls. In the event that Landlord elects to provide any or all of those services, Landlord may discontinue providing them at any time with or without notice. Landlord may impose a reasonable charge for access control cards and/or keys Issued to Tenant. Landlord shall have no liability to Tenant for the provision by Landlord of improper access control services, for any breakdown in service, or for the failure by Landlord to provide access control services. Tenant further acknowledges that Landlord’s access systems may be temporarily inoperative during building emergency and system repair periods. Tenant agrees to assume responsibility for compliance by its employees with any regulations established by Landlord with respect to any card key access or any other system of building access as Landlord may establish. Tenant shall be liable to Landlord for any loss or damage resulting from its or its employees use of any access system.

7.     The costs of operating, maintaining and repairing any supplemental air conditioning unit serving only the Premises shall be borne solely by Tenant. Such costs shall include all metered electrical charges as described above in this Exhibit, together with the cost, as reasonably estimated by Landlord, to supply cooling water or other means of heat dissipation for the unit. Should Tenant desire to install such a unit, the plans and specifications must be submitted in advance to Landlord and approved in writing by Landlord. Such installation shall be at Tenant’s sole expense and shall include installation of a separate meter for the operation of the unit. Landlord may require Tenant to remove at Lease expiration any such unit installed by or for Tenant and to repair any resulting damage to the Premises or Building.

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EXHIBIT C

PARKING

The following parking regulations shall be In effect at the Building. Landlord reserves the right to adopt reasonable, nondiscriminatory modifications and additions to the regulations by written notice to Tenant. In the case of any conflict between these regulations and the Lease, the Lease shall be controlling.

1.               Landlord agrees to maintain, or cause to be maintained, an automobile parking area (“Parking Area”) in reasonable proximity to the Building for the benefit and use of the visitors and patrons and, except as otherwise provided, employees of Tenant, and other tenants and occupants of the Building. The Parking Area shall include, whether in a surface parking area or a parking structure, the automobile parking stalls, driveways, entrances, exits, sidewalks and attendant pedestrian passageways and other areas designated for parking. Landlord shall have the right and privilege of determining the nature and extent of the automobile Parking Area, whether it shall be surface, underground or other structure, and of making such changes to the Parking Area from time to time which in its opinion are desirable and for the best Interests of all persons using the Parking Area. Landlord shall keep the Parking Area in a neat, clean and orderly condition, and shall repair any damage to its facilities. Landlord shall not be liable for any damage to motor vehicles of visitors or employees, for any loss of property from within those motor vehicles, or for any Injury to Tenant, its visitors or employees, unless ultimately determined to be caused by the sole active negligence or willful misconduct of Landlord. Unless otherwise Instructed by Landlord, every parker shall park and lock his or her own motor vehicle. Landlord shall also have the right to establish, and from time to time amend, and to enforce against all users of the Parking Area all reasonable rules and regulations (including the designation of areas for employee parking) as Landlord may deem necessary and advisable for the proper and efficient operation and maintenance of the Parking Area. Garage managers or attendants are not authorized to make or allow any exceptions to these regulations.

2.               Landlord may, if it deems advisable in its sole discretion, charge for parking and may establish for the Parking Area a system or systems of permit parking for Tenant, its employees and Its visitors, which may include, but not be limited to, a system of charges against nonvalidated parking, verification of users, a set of regulations governing different parking locations, and an allotment of reserved or nonreserved parking spaces based upon the charges paid and the identity of users. In no event shall Tenant or Its employees park in reserved stalls leased to other tenants or in stalls within designated visitor parking zones, nor shall Tenant or its employees utilize more than the number of parking stalls allotted in this Lease to Tenant. It is understood that Landlord shall not have any obligation to cite improperly parked vehicles or otherwise attempt to enforce reserved parking rules during hours when parking attendants are not present at the Parking Area. Tenant shall comply with such system in its use (and in the use of its visitors, patrons and employees) of the Parking Area, provided, however, that the system and rules and regulations shall apply to all persons entitled to the use of the Parking Area, and all charges to Tenant for use of the Parking Area shall be no greater than Landlord’s then current scheduled charge for parking.

3.          Tenant shall, upon request of Landlord from time to time, furnish Landlord with a list of its employees’ names and of Tenant’s and Its employees’ vehicle license numbers. Tenant agrees to acquaint its employees with these regulations and assumes responsibility for compliance by its employees with these parking provisions, and shall be liable to Landlord for all unpaid parking charges incurred by its employees. Any amount due from Tenant shall be deemed additional rent Tenant authorizes Landlord to tow away from the Building any vehicle belonging to Tenant or Tenant’s employees parked in violation of these provisions, and/or to attach violation stickers or notices to those vehicles. In the event Landlord elects or is required to limit or control parking by tenants, employees, visitors or invitees of the Building, whether by validation of parking tickets, parking meters or any other method of assessment, Tenant agrees to participate in the validation or assessment program under reasonable rules and regulations as are established by Landlord and/or any applicable governmental agency.

4.          Landlord may establish an identification system for vehicles of Tenant and its employees which may consist of stickers, magnetic parking cards or other parking access devices supplied by Landlord. All such parking access devices shall remain the property of Landlord, shall be displayed as required by Landlord or upon request and may not be mutilated or obliterated in any manner. Those devices shall not be transferable and any such device in the possession of an unauthorized holder shall be void and may be confiscated. Landlord may impose a reasonable fee for access devices and a replacement charge for devices which are lost or stolen. Each access device shall be returned to Landlord promptly following the Expiration Data or sooner termination of this Lease. Loss or theft of parking access devices shall be reported to Landlord or its Parking Area operator immediately and a written report of the loss filed if requested by Landlord or its Parking Area operator.

5. Persons using the Parking Area shall observe all directional signs and arrows and any posted speed limits. Unless otherwise posted, in no event shall the speed limit of 5 miles per hour be exceeded. All vehicles shall be parked entirely within painted stalls, and no vehicles shall be parked in areas which are posted or marked as “no parking” or on or in ramps, driveways and aisles. Only one vehicle may be parked in a parking space. In no event shall Tenant interfere with the use and enjoyment of the Parking Area by other tenants of the Building or their employees or invitees.

6.               Parking Areas shall be used only for parking vehicles. Washing, waxing, cleaning or servicing of vehicles, or the parking of any vehicle on an overnight basis, in the Parking Area (other than emergency services) by any parker or his or her agents or employees is prohibited unless otherwise authorized by Landlord. Tenant shall have no right to install any fixtures, equipment or personal property (other than vehicles) in the Parking Area, nor shall Tenant make any alteration to the Parking Area.

7.          It is understood that the employees of Tenant and the other tenants of Landlord within the Building and Project shall not be permitted to park their automobiles in the portions of the Parking Area which may from time to time be designated for patrons of the Building and/or Project and that Landlord shall at all times have the right to establish rules and regulations for employee parking. Landlord shall lease to Tenant, and Tenant may lease from Landlord for the Term of this Lease, all or a portion of the vehicle parking spaces set forth in Item 12 of the Basic Lease Provisions (the Allotted Stalls”). In addition, Tenant shall have the right to lease up to nineteen (19) additional unreserved parking spaces (the “Additional Stalls” by providing written notice of such election to Landlord at any time following the date of this Lease. Landlord shall have the right to designate where such Additional Stalls shall be located within the Project and Tenant hereby agrees to use its best efforts to ensure that its employees park in such designated area(s). During the initial sixty (60) month Lease Term only, the monthly stall charge for the Allotted Stalls and Additional Stalls, if any, shall be Sixty-Five Dollars ($65.00) per unreserved stall per month. Thereafter, the stall charges shall be at Landlord’s scheduled parking rates from time to time. Should any monthly parking charge not be paid within five (5) days following the date due, then a late charge shall be payable by Tenant equal to the greater of 0) five percent (5%) of the delinquent Installment or (ii) One Hundred Dollars ($100.00), which late charge shall be separate and in addition to any late charge that may be assessed pursuant to Section 14.3 of the Lease for other than delinquent monthly parking charges. Landlord may authorize persons other than those described above, including occupants of other buildings, to utilize the Parking Area. In the event of the use of the Parking Area by other persons, those persons shall pay for that use in accordance with the terms established above; provided, however, Landlord may allow those persons to use the Parking Area on weekends, holidays, and at other non-office hours without payment.

8.          Notwithstanding the foregoing paragraphs 1 through 7, Landlord shall be entitled to pass on to Tenant its proportionate share of any charges or parking surcharge or transportation management costs levied by any governmental agency. The foregoing parking provisions are further subject to any governmental regulations which limit parking or otherwise seek to encourage the use of carpools, public transit or other alternative transportation forms or traffic reduction programs. Tenant agrees that it will use its best efforts to cooperate, including registration and attendance, in programs which may be undertaken to reduce traffic. Tenant acknowledges that as a part of those programs, it may be required to distribute employee transportation information, participate in employee transportation surveys, allow employees to participate in commuter activities, designate a liaison for commuter transportation activities, distribute commuter information to all employees, and otherwise participate in other programs or services initiated under a transportation management program.

9.               Should any parking spaces be allotted by Landlord to Tenant, either on a reserved or nonreserved basis, Tenant shall not assign or sublet any of those spaces, either voluntarily or by operation of law, without the prior written consent of Landlord, except in connection with an authorized assignment of this Lease or subletting of the Premises or to a Tenant Affiliate.

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EXHIBIT D

TENANT’S INSURANCE

The following requirements for Tenant’s Insurance shall be in effect at the Building, and Tenant shall also cause any subtenant to comply with the requirements. Landlord reserves the right to adopt reasonable nondiscriminatory modifications and additions to these requirements. Tenant agrees to obtain and present evidence to Landlord that It has fully complied with the insurance requirements.

1.          Tenant shall, at its sole cost and expense, commencing on the date Tenant is given access to the Premises for any purpose and during the entire Term, procure, pay for and keep in full force and effect (I) commercial general liability insurance with respect to the Premises and the operations of or on behalf of Tenant In, on or about the Premises, including but not limited to coverage for personal injury, contractual liability, independent contractors, broad form property damage, fire legal liability, products liability (if a product is sold from the Premises), and liquor law liability (if alcoholic beverages are sold, served or consumed within the Premises), which policy(ies) shall be written on an “occurrence° basis and for not less than $2,000,000 combined single limit (with a $50,000 minimum limit on fire legal liability) per occurrence for bodily injury, death, and property damage liability, or the current limit of liability carried by Tenant, whichever is greater, and subject to such Increases in amounts as Landlord may determine from time to time; (i1) workers’ compensation insurance coverage as required by law, together with employers’ liability insurance coverage of at least $1,000,000 which may be part of a combined policy; Oil) with respect to improvements, alterations, and the like required or permitted to be made by Tenant under this Lease, builder’s risk insurance, in an amount equal to the replacement cost of the work; (iv) Insurance against fire, vandalism, malicious mischief and such other additional perils as may be included in a standard “special form” policy, insuring all Tenant Installations, trade fixtures, furnishings, equipment and items of personal property in the Premises, in an amount equal to not less than ninety percent (90%) of their actual replacement cost (with replacement cost endorsement), which policy shall also include business interruption coverage in an amount sufficient to cover one (1) year of loss. In no event shall the limits of any policy be considered as limiting the liability of Tenant under this Lease.

2.               All policies of insurance required to be carried by Tenant pursuant to this Exhibit shall be written by responsible insurance companies authorized to do business in the State of California and with a general policyholder rating of not less than °A= and financial rating of not less than 1/III” in the most current Best’s Insurance Report. The deductible or other retained limit under any policy carried by Tenant shall be commercially reasonable, and Tenant shall be responsible for payment of such retained limit with full waiver of subrogation in favor of Landlord. Any insurance required of Tenant may be furnished by Tenant under any blanket policy carried by it or under a separate policy. A certificate of insurance, certifying that the policy has been issued, provides the coverage required by this Exhibit and contains the required provisions, together with endorsements acceptable to Landlord evidencing the waiver of subrogation and additional insured provisions required below, shall be delivered to Landlord prior to the date Tenant is given the right of possession of the Premises. Proper evidence of the renewal of any insurance coverage shall also be delivered to Landlord not less than thirty (30) days prior to the expiration of the coverage. In the event of a loss covered by any policy under which Landlord is an additional insured, Landlord shall be entitled to review a copy of such policy.

3.          Each policy evidencing insurance required to be carried by Tenant pursuant to this Exhibit shall contain the following provisions and/or clauses satisfactory to Landlord: (i) with respect to Tenant’s commercial general liability insurance, a provision that the policy and the coverage provided shall be primary and that any coverage carried by Landlord shall be excess of and noncontributory with any policies carried by Tenant, together with a provision including Landlord and any other parties In interest designated by Landlord as additional insureds; (ii) except with respect to Tenant’s commercial general liability insurance, a waiver by the insurer of any right to subrogation against Landlord, its agents, employees, contractors and representatives which arises or might arise by reason of any payment under the policy or by reason of any act or omission of Landlord, its agents, employees, contractors or representatives; and (iii) a provision that the insurer will not cancel or change the coverage provided by the policy without first giving Landlord thirty (30) days prior written notice. Tenant shall also name Landlord as an additional Insured on any excess or umbrella liability insurance policy carried by Tenant

4.               In the event that Tenant fails to procure, maintain and/or pay for, at the times and for the durations specified in this Exhibit, any insurance required by this Exhibit, or fails to carry insurance required by any governmental authority, Landlord may at its election procure that insurance and pay the premiums, in which event Tenant shall repay Landlord all sums paid by Landlord, together with interest at the maximum rate permitted by law and any related costs or expenses incurred by Landlord, within ten (10) days following Landlord’s written demand to Tenant.

NOTICE TO TENANT: IN ACCORDANCE WITH THE TERMS OF THIS LEASE, TENANT MUST PROVIDE EVIDENCE OF THE REQUIRED INSURANCE TO LANDLORD’S MANAGEMENT AGENT PRIOR TO BEING AFFORDED ACCESS TO THE PREMISES.

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EXHIBIT E

RULES AND REGULATIONS

The following Rules and Regulations shall be in effect at the Building. Landlord reserves the right to adopt reasonable nondiscriminatory modifications and additions at any time. In the case of any conflict between these regulations and the Lease, the Lease shall be controlling.

1.          Except with the prior written consent of Landlord, or unless otherwise specifically authorized In this Lease, Tenant shall not sell or permit the retail sale of goods or services In or from the Premises, nor shall Tenant allow the Premises to be utilized for any manufacturing or medical practice.

2.          The sidewalks, halls, passages, elevators, stairways, and other common areas shall not be obstructed by Tenant or used by it for storage, for depositing items, or for any purpose other than for ingress to and egress from the Premises. The halls, passages, entrances, elevators, stairways, balconies and roof are not for the use of the general public, and Landlord shall in all cases retain the right to control and prevent access to those areas of all persons whose presence, In the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building and Its tenants. Should Tenant have access to any balcony or patio area, Tenant shall not place any furniture or other personal property In such area without the prior written approval of Landlord. Nothing contained in this Lease shall be construed to prevent access to persons with whom Tenant normally deals only for the purpose of conducting its business on the Premises (such as clients, customers, office suppliers and equipment vendors and the like) unless those persons are engaged in illegal activities. Neither Tenant nor any employee or contractor of Tenant shall go upon the roof of the Building without the prior written consent of Landlord.

3.               The sashes, sash doors, windows, glass lights, solar film and/or screen, and any lights or skylights that reflect or admit light into the halls or other places of the Building shall not be covered or obstructed. The toilet rooms, water and wash closets and other water apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind shall be thrown in those facilities, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant.

4.          No sign, advertisement or notice visible from the exterior of the Premises shall be inscribed, painted or affixed by Tenant on any part of the Building or the Premises without the prior written consent of Landlord. If Landlord shall have given its consent at any time, whether before or after the execution of this Lease, that consent shall in no way operate as a waiver or release of any of the provisions of this Lease, and shall be deemed to relate only to the particular sign, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to any subsequent sign, advertisement or notice. If Landlord, by a notice in writing to Tenant, shall object to any curtain, blind, tinting, shade or screen attached to, or hung in, or used in connection with, any window or door of the Premises, the use of that curtain, blind, tinting, shade or screen shall be immediately discontinued and removed by Tenant. No awnings shall be permitted on any part of the Premises. No antenna or satellite dish shall be installed by Tenant that is either located or visible from outside the Premises without the prior written agreement of Landlord.

5.                    Tenant shall not do or permit anything to be done in the Premises, or bring or keep anything in the Premises, which shall in any way increase the rate of fire insurance on the Building, or on the property kept In the Building, or obstruct or interfere with the rights of other tenants, or in any way injure or annoy them, or conflict with the regulations of the Fire Department or the fire laws, or with any insurance policy upon the Building, or any portion of the Building or its contents, or with any rules and ordinances established by the Board of Health or other governmental authority.

6.               The installation and location of any unusually heavy equipment in the Premises, including without limitation file storage units, safes and electronic data processing equipment, shall require the prior written approval of Landlord. Landlord may restrict the weight and position of any equipment that may exceed the weight load limits for the structure of the Building, and may further require, at Tenant’s expense, the reinforcement of any flooring on which such equipment may be placed and/or an engineering study to be performed to determine whether the equipment may safely be installed in the Building and the necessity of any reinforcement. The moving of large or heavy objects shall occur only between those hours as may be designated by, and only upon previous written notice to, Landlord, and the persons employed to move those objects in or out of the Building must be reasonably acceptable to Landlord. Without limiting the generality of the foregoing, no freight, furniture or bulky matter of any description shall be received into or moved out of the lobby of the Building or carried in any elevator other than the freight elevator designated by Landlord unless approved in writing by Landlord.

7. Landlord shall clean the Premises as provided in the Lease, and except with the written consent of Landlord, no person or persons other than those approved by Landlord will be permitted to enter the Building for that purpose. Tenant shall not cause unnecessary labor by reason of

Tenant’s carelessness and indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant or its employees for loss or damage to property in connection with the provision of janitorial services by third party contractors.

8.               Tenant shall not sweep or throw, or permit to be swept or thrown, from the Premises any dirt or other substance into any of the corridors or halls or elevators, or out of the doors or windows or stairways of the Building, and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business with other tenants, nor shall any animals or birds be kept by Tenant in or about the Building. Neither Tenant nor its employees, agents, contractors, invitees or licensees shall bring any firearm, whether loaded or unloaded, into the Project at any time. Smoking or carrying of lighted cigars, cigarettes, pipes or similar products anywhere within the Premises or Building is strictly prohibited, and Landlord may enforce such prohibition pursuant to Landlord’s leasehold remedies. Smoking is permitted outside the Building and within the project only in areas designated by Landlord.

9.               No cooking shall be done or permitted by Tenant on the Premises, except pursuant to the normal use of a U.L. approved microwave oven and coffee maker for the benefit of Tenant’s employees and invitees, nor shall the Premises be used for the storage of merchandise or for lodging. Any pipes or tubing used by Tenant to transmit water to an appliance or device in the Premises must be made of copper or stainless steel, and in no event shall plastic tubing be used for that purpose.

10.              Tenant shall not use or keep in the Building any kerosene, gasoline, or inflammable fluid or any other illuminating material, or use any method of heating other than that supplied by Landlord.

11.              If Tenant desires telephone, telegraph, burglar alarm or similar connections, Landlord will direct electricians as to where and how the wires are to be introduced. No boring or cutting for wires or otherwise shall be made without directions from Landlord.

12.              Upon the termination of its tenancy, Tenant shall deliver to Landlord all the keys to offices, rooms and toilet rooms and all access cards which shall have been furnished to Tenant or which Tenant shall have had made.

13.              Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or piaster or in any way deface the Premises, except to Install normal wall hangings. Tenant shall not affix any floor covering to the floor of the Premises in any manner except by a paste, or other material which may easily be removed with water, the use of cement or other similar adhesive materials being expressly prohibited. The method of affixing any floor covering shall be subject to approval by Landlord. The expense of repairing any damage resulting from a violation of this rule shall be borne by Tenant

14.              On Saturdays, Sundays and legal holidays, and on other days between the hours of 6:00 p.m. and 8:00 a.m., access to the Building, or to the halls, corridors, elevators or stairways in the Building, or to the Premises, may be refused unless the person seeking access complies with any access control system that Landlord may establish. Landlord shall in no case be liable for damages for the admission to or exclusion from the Building of any person whom Landlord has the right to exclude under Rules 2 or 18 of this Exhibit. In case of invasion, mob, riot, public excitement, or other commotion, or in the event of any other situation reasonably requiring the evacuation of the Building, Landlord reserves the right at its election and without liability to Tenant to prevent access to the Building by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building.

15.         Tenant shall be responsible for protecting the Premises from theft, which includes keeping doors and other means of entry closed and securely locked. Tenant shall cause all water faucets or water apparatus to be shut off before Tenant or Tenant’s employees leave the Building, and that all electricity, gas or air shall likewise be shut off, so as to prevent waste or damage, and for any default or carelessness Tenant shall make good all injuries sustained by other tenants or occupants of the Building or Landlord.

16.         Tenant shall not alter any lock or install a new or additional lock or any bolt on any door of the Premises without the prior written consent of Landlord. If Landlord gives its consent, Tenant shall in each case promptly furnish Landlord with a key for any new or altered lock.

17.                   Tenant shall not install equipment, such as but not limited to electronic tabulating or computer equipment, requiring electrical or air conditioning service In excess of that to be provided by Landlord under the Lease except in accordance with Exhibit B.

18. Landlord shall have full and absolute authority to regulate or prohibit the entrance to the Premises of any vendor, supplier, purveyor, petitioner, proselytizer or other similar person if, In the good faith judgment of Landlord, such person will be involved in general solicitation activities, or the proselytizing, petitioning, or disturbance of other tenants or their customers or invitees, or engaged or

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likely to engage in conduct which may in Landlord’s opinion distract from the use of the Premises for its intended purpose. Notwithstanding the foregoing, Landlord reserves the absolute right and discretion to limit or prevent access to the Buildings by any food or beverage vendor, whether or not invited by Tenant, and Landlord may condition such access upon the vendor’s execution of an entry permit agreement which may contain provisions for insurance coverage and/or the payment of a fee to Landlord.

19.              Tenant shall, at its expense, be required to utilize the third party contractor designated by Landlord for the Building to provide any telephone wiring services from the minimum point of entry of the telephone cable in the Building to the Premises.

20.              Tenant shall, upon request by Landlord, supply Landlord with the names and telephone numbers of personnel designated by Tenant to be contacted on an after-hours basis should circumstances warrant.

21.              Tenant shall cause its employees and agents, and shall endeavor to instruct its invitees, to wear attire suitable for a first class office project while such persons are in the Building or Project.

22.              Landlord may from time to time grant tenants individual and temporary variances from these Rules, provided that any variance does not have a material adverse effect on the use and enjoyment of the Premises by Tenant.

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EXHIBIT F

DISCLOSURE

Trichloroethylene (TCE), an industrial solvent, may be present in the groundwater under portions of the Project. Two adjacent sites have been investigating TCE and other solvent releases since the late 1980’s and have been remediating the groundwater impacts. The Santa Ana Regional Water Quality Control Board has acted as the oversight agency with respect to the TCE plume since approximately 1997. To Landlord’s current actual knowledge, groundwater in this area is not used for potable water purposes, including irrigation.

CONSENT OF LANDLORD

TO:                            Merrill Lynch Capital, a Division

Of Merrill Lynch Business Financial

Services, Inc.

7700 Wisconsin Avenue, Suite 400

Bethesda, Maryland 20814

Merrill Lynch Capital, a Division of Merrill Lynch Business Financial Services, Inc. (“Agent”) has entered into a certain Second Amended and Restated Credit Agreement, as amended (“Financing Agreement”) dated August 18, 2006 with which OnCURE Medical Corp., a Delaware corporation (“Lessee”), and its direct and indirect subsidiaries. Lessee is currently a tenant of the undersigned (“Landlord”) in those premises located at 18100 Von Karman Avenue, Suite 450, Irvine , California 92612 (the “Premises”).

Pursuant to the Financing Agreement Lessee has granted to Agent a security interest in and upon certain personal property, which is located at the Premises (the “Personalty”).

The undersigned Landlord hereby agrees that:

1.                                       The Personalty may be located at the Premises in accordance with the provisions of the lease agreement (“Premises Lease”) for the Premises executed by Landlord and Lessee, it being understood that the Personalty shall remain personal property as between the Landlord and Agent.

2.                                       Landlord disclaims any interest in the Personalty (but only in such property) and authorizes Agent, upon termination of the Premises Lease to occupy, remain on and remove the Personalty from the Premises for a period of 30 days following the expiration or sooner termination of the Premises Lease provided that (a) Agent pays per diem base rent and (b) Agent shall promptly repair all structural or other damage to the Premises caused by such removal and shall restore the Premises to its condition existing prior to the installation and/or affixing of the Personalty. Agent agrees to indemnify, defend and hold Landlord harmless from and against any loss, cost, damage or liability (including without limitation reasonable attorneys’ fees) directly resulting from the actions of Agent when removing the Personalty. Prior to terminating the Premises Lease, Agent or its representatives or invitees may enter upon the Premises without interference by Landlord to inspect or remove all of the Personalty.

3.                                       In the event of the termination of the Premises Lease, for any reason, Agent agrees to remove the Personalty in accordance with Paragraph 2 above within thirty (30) days following written notice by the undersigned to Agent sent to the address first set forth above, which notice shall advise Agent that such removal period will begin on the date such notice is received. Should Agent fail timely to remove the Personalty, then Landlord may dispose of same in accordance with California law.

4.                                       Lessee acknowledges that the undersigned Landlord may admit Agent into the Premises pursuant hereto following request by Agent and irrespective of any protest or objection by Lessee, and Lessee hereby irrevocably consents to such entry. Lessee further waives any right to hold the undersigned Landlord, or any of its officers, employees or agents, liable for any damage, cost or expense resulting from any entry by Agent and agrees to indemnify and hold the undersigned Landlord free and harmless from any such claim of liability asserted by an employee, agent, subtenant or assignee of Lessee. In addition, Lessee agrees that any such entry shall not constitute a constructive eviction under its lease of the Premises.

5.                                       This document shall be governed by California law, and any legal action between the undersigned and Agent pursuant hereto shall be brought in the state courts of California.

6.                                       Landlord shall endeavor but without liability to provide Agent with written notice of any default by Lessee or claimed default under the Premises Lease at the same time it sends such notice to Lessee.

Executed as of December 3, 2007.

LANDLORD:

The Irvine Company

Danielle M. Sim
Senior Vice President, Property Operations

Steven E. Claton
Vice President, Operations,
Office Properties

550 Newport Center Drive
Newport Beach, California 92660

The foregoing foregoing is accepted and agreed to by Agent and Lessee.

AGENT:		LESSEE:

Merrill Lynch Capital, a Division of Merrill Lynch Business Financial Services, Inc.,		OnCURE Medical Corp. a Delaware corporation
A Delaware corporation

By:	[Illegible]

GUARANTEE OF LEASE

ARTICLE I. PARTIES

The undersigned (hereinafter collectively “Guarantor”), whose address is hereinafter set forth, as a material inducement to and in consideration of THE IRVINE COMPANY LLC (hereinafter “Landlord”) entering into a written lease (hereinafter, the “Lease”) with ONCURE MEDICAL CORP., a Delaware corporation (hereinafter “Tenant”), of approximately even date herewith, for lease of that certain space located at 18100 Von Karman Avenue, Suite 450, Irvine, California, and more particularly described in the Lease, to which this Guarantee of Lease (the “Guarantee”) shall be attached and made a part, pursuant to the provisions of this Guarantee unconditionally guarantees and promises to and for the benefit of Landlord full payment and performance of each and all of the terms, covenants and conditions of the Lease by Tenant, all as more specifically set forth hereinafter.

ARTICLE II. GUARANTOR’S DUTIES

Section 2.1. Guarantee of Tenants Performance

Guarantor hereby unconditionally guarantees to Landlord the full and complete performance of each and all of the terms, covenants and conditions of the Lease as required to be performed by Tenant, including, but not limited to, the payment of all rental, property taxes, operating expenses, and any and all other charges or sums, or any portion thereof, to accrue or become due from Tenant to Landlord pursuant to the terms of the Lease.

Section 2.2. Tenant’s Failure to Perform

2.2.1. payment of Rental and Other Sums. In the event that Tenant shall fail to pay any rental, property taxes, operating expenses, or any other sums or charges, or any portion thereof, accrued or due pursuant to the terms of said Lease beyond any applicable cure period, then upon written notice to Guarantor by Landlord as herein provided, Guarantor shall within five (5) business days pay to Landlord or Landlord’s designated agent any and all such amounts as may be due and owing from Tenant to Landlord by reason of Tenant’s failure to perform.

2.2.2. Other Provisions. In the event that Tenant shall fail to perform any covenants, terms or conditions of the Lease as required to be performed, other than as provided for in Section 22.1. above, then upon written notice to Guarantor by Landlord, as provided herein, Guarantor shall commence and complete performance of such conditions, covenants and terms within five (5) business days after the date of Landlord’s notice to Guarantor of such failure by Tenant to so perform, and in the event such performance by Guarantor cannot be completed within said five (5) business days, Guarantor shall commence performance within said time and shall diligently pursue completion thereof within a reasonable time duly set forth hereinafter.

2.2.3. Interest and Additional Damages. In addition to the payment of rental and other sums, and the performance of any and all other provisions, conditions and terms of the Lease which may be required of Guarantor by reason of Tenants failure to perform, Guarantor agrees to pay to Landlord any and all reasonable and necessary incidental damages and expenses incurred by Landlord as a direct and proximate result of Tenant’s failure to perform.

ARTICLE III. LANDLORD’S RIGHTS

Section 3.1. Enforcement

Notwithstanding the provisions of Section 2.2.1. above, Landlord reserves the right, In the event of any failure of Tenant to pay rental, property taxes, operating expenses and other sums which may become due and owing pursuant to the terms of the Lease, to proceed against Tenant or Guarantor, or both, and to enforce against Guarantor or Tenant, or both, any and all rights that Landlord may have to said rental, property taxes, operating expenses and other sums accrued pursuant to the terms of the Lease. Guarantor understands and agrees that Its liability under this Guarantee shall be primary (and joint and several with Tenant) and that, In any right of action which may accrue to Landlord under the Lease or this Guarantee, Landlord at its option may proceed against Guarantor without having taken any action or obtained any judgment against Tenant.

Section 3.2. Guarantor’s Waivers

In addition to any other waiver herein and except as otherwise specifically provided in this Guarantee, Guarantor hereby waives:

(a)     any and all notices, presentments, notice of nonpayment or nonperformance;

(b)    all defenses by reason of any disability of Tenant;

(c)          any and all rights it may have now or in the future, whether pursuant to Section 2845 of the California Civil Code or otherwise, to require or demand that Landlord pursue any right or remedy Landlord may have against Tenant or any other third party;

(d)         until such time as all obligations of Tenant under the Lease have been satisfied In full, any and all rights it may have for subrogation against, or reimbursement from, Tenant with respect to any sums paid hereunder, and

(e) any and all right to the benefit of, or to participate in, any security held by Landlord now or in the future, or to require that such security be applied by Landlord either (i) prior to any action against Guarantor hereunder or (ii) as a credit or offset against sums owing hereunder.

ARTICLE IV. ALTERATION, MODIFICATION, OR ASSIGNMENT

Section 4.1. Effect of Extension, Modification. or Alteration of Lease

Guarantor understands and agrees that notwithstanding the provisions of Section 2819 of the California Civil Code, the obligations of Guarantor under this Guarantee shall in no way be affected by any extension, modification or alteration of the Lease, including, but not limited to, Tenant entering into any sublease thereunder, or Tenant’s obligations under the Lease and each of its provisions, and any such extension, modification or alteration of the Lease, including Tenant entering into any sublease thereunder, shall in no way release or discharge Guarantor from any obligations accruing under this Guarantee. The term “Lease shall include all amendments, modifications, alterations and extensions of the Lease.

Section 4.2. Assignment

Guarantor understands and agrees, unless otherwise agreed to by Landlord in writing, that any assignment of the Lease, or any rights or obligations accruing thereunder, shall in no way affect Guarantor’s obligations under this Guarantee.

Section 4.3. Delay in Enforcement/Settlements

Guarantor understands and agrees that any failure or delay of Landlord to enforce any of its rights under the Lease or this Guarantee shall in no way affect Guarantor’s obligations under this Guarantee, nor shall any settlement or release with Tenant or any third party release or discharge Guarantor from its obligations hereunder.

ARTICLE V. TENANT’S INSOLVENCY

Section 5.1. Liability upon Tenant’s Insolvency

Guarantor understands and agrees that in the event Tenant shall become insolvent or be adjudicated bankrupt, whether by voluntary or involuntary petition, or shall a petition for organization, arrangement, or similar relief be filed against it, or if a receiver of any part of its property or assets is appointed by any court, Guarantor will remain obligated to pay to Landlord the amount of all unpaid rent, property taxes, operating expenses, and any other sums accrued and thereafter accruing under the Lease.

Section 5.2. Effect of Operation of Law

Any operation of any present or future debtor’s relief act or similar act or law, or decision of any court, shall in no way abrogate or otherwise limit the obligation of Guarantor to perform any of the terms, covenants or conditions of this Guarantee.

ARTICLE VI. MISCELLANEOUS

Section 6.1. Notices

Any and all notices required under this Guarantee shall be made in writing, and shall be personally delivered, sent by reputable courier or overnight delivery service, or mailed, first-class mail, postage prepaid, to the party who is designated to receive such notice at the address set forth after their respective signatures on this Guarantee, or at such other place as may be designated by said party upon written notice from time to time hereafter.

Section 6.2. Extent of Obilaations

Notwithstanding anything to the contrary in this Guarantee, it is understood and agreed that this Guarantee shall extend to any and all obligations of Tenant under the Lease.

Section 6.3. Assignability

This agreement may be assigned in whole or in part by Landlord at any time to any successor to Landlord’s interest in the leased premises and/or to any lender of Landlord and Landlord shall thereafter advise Guarantor in writing of the name and address of such transferee.

Section 6.4. Successors and Assians

The terms and provisions of this Guarantee shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

Section 6.5. Modification of Guarantee

This Guarantee constitutes the full and complete agreement between the parties hereto, and it is understood and agreed that the provisions hereof may only be modified by a writing executed by both parties hereto.

Section 6.6. Number and Gender

As used herein the singular shall include the plural, and as used herein the masculine shall include the feminine and neuter genders.

Section 6.7. Caotions/Headinas

Any captions or headings used In this Guarantee are for reference purposes only and are in no way to be construed as part of this Guarantee.

Section 6.8. Invalidity

If any term, provision, covenant or condition of this Guarantee is held to be void, invalid, or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

Section 6.9. Jurisdiction

The validity of this agreement and of any of its terms or provisions, as well as the rights and duties of the parties hereunder, shall be interpreted and construed pursuant to and in accordance with the laws of the State of California. Guarantor consents to the jurisdiction of any competent state or federal court in California where Landlord may elect to initiate an action to enforce its rights hereunder.

Section 6.10. Joint and Several

Should more than one party execute this Instrument as Guarantor, then the obligations of each such party shall be joint and several.

Section 6.11. Attorney’s Fees

In the event it becomes necessary to enforce any of the terms and provisions of this Guarantee, whether or not suit be instituted, the prevailing party shall be entitled to Its reasonable costs and expenses Incurred with respect thereto, including, but not limited to, reasonable attorney’s fees, and such other costs and expenses as may be allowed by law.

Section 6.12. Guarantee of Payment and Performance

It Is understood and agreed that this Guarantee is unconditional and continuing, and a guarantee of payment and performance and not of collection.

Section 6.13. Waiver of Jury Trial LANDLORD AND GUARANTOR EACH ACKNOWLEDGES THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHT TO TRIAL BY JURY, AND EACH PARTY DOES HEREBY EXPRESSLY AND KNOWINGLY WAIVE AND RELEASE ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS GUARANTEE.

ARTICLE VII. EXECUTION

WITNESS WHEREOF, the undersigned have executed this Guarantee and made it effective this 22nd day of November 2007.

ONCURE HOLDINGS, INC.,
a Delaware corporation

/s/ David S. Chernow
Printed Name	David S. Chernow
Title	Chief Executive Officer

By	/s/ Russell D. Phillips, Jr.
Printed Name
Title	RUSSELL D. PHILLIPS, JR.
EXECUTIVE VICE PRESIDENT
GENERAL COUNSEL/SECRETARY
Address

FIRST AMENDMENT TO LEASE

I.                                         PARTIES AND DATE.

This Amendment to Lease dated March 24, 2008, is by and between THE IRVINE COMPANY LLC, a Delaware limited liability company (“Landlord”), and ONCURE MEDICAL CORP., a Delaware corporation (“Tenant”).

II.                                     RECITALS.

On November 27, 2007, Landlord and Tenant entered into an office space lease (the “Lease”) for space in a building located at 18100 Von Karman, Suite 450, Irvine, California (“Premises”).

Landlord and Tenant each desire to modify the Lease to add approximately 1,663 rentable square feet of space contiguous to the Premises (“Suite 470”), adjust the Basic Rent, and make such other modifications as are set forth in “III. MODIFICATIONS” next below.

III.                                 MODIFICATIONS.

A.                                                                                     Basic Lease Provisions. The Basic Lease Provisions are hereby amended as follows:

1.                                       Effective as of the Commencement Date for Suite 470, Item 2 shall be amended by adding “Suite 470.”

2.                                       Item 4 is hereby amended by adding the following:

“Commencement Date for Suite 470: July 1, 2008”

3.                                       Effective as of the Commencement Date for Suite 470, Item 6 shall be deleted in its entirety and the following shall be substituted in lieu thereof:

“6. Basic Rent: Twenty-Two Thousand Three Hundred Eighty-Eight Dollars ($22,388.00) per month.

Rental Adjustments:

Commencing twelve (12) months following the Commencement Date, the Basic Rent shall be Twenty-Three Thousand One Hundred Sixty Dollars ($23,160.00) per month.

Commencing twenty-four (24) months following the Commencement Date, the Basic Rent shall be Twenty-Three Thousand Nine Hundred Thirty-Two Dollars ($23,932.00) per month.

Commencing thirty-six (36) months following the Commencement Date, the Basic Rent shall be Twenty-Four Thousand Seven Hundred Four Dollars ($24,704.00) per month.

Commencing forty-eight (48) months following the Commencement Date, the Basic Rent shall be Twenty-Five Thousand Four Hundred Seventy-Six Dollars ($25,476.00) per month.”

4.                                       Effective as of the Commencement Date for Suite 470, Item 7 shall be amended by adding the following:

“Property Tax Base for Suite 470: The Property Taxes per rentable square foot incurred by Landlord and attributable to the twelve month period ending June 30, 2009.

Building Cost Base for Suite 470: The Building Costs per rentable square foot incurred by Landlord and attributable to the twelve month period ending June 30, 2009.”

5.                                       Effective as of the Commencement Date for Suite 470, Item 8 shall be amended by adding “and Suite 470 comprising approximately 1,663 rentable square feet.”

6.                                       Item 9 is hereby deleted in its entirety and the following substituted in lieu thereof:

“9. Security Deposit: $61,560.00”

7.                                          Effective as of the Commencement Date for Suite 470, Item 12 shall be deleted in its entirety and the following shall be substituted in lieu thereof:

“12. Parking: Twenty-seven (27) unreserved vehicle parking spaces.”

B.                                          Security Deposit. Concurrently with Tenant’s delivery of this Amendment, Tenant shall deliver the sum of Six Thousand Thirty-Seven Dollars ($6,037.00) to Landlord, which sum shall be added to the Security Deposit presently being held by Landlord in accordance with Section 4.3 of the Lease.

C.                                          Floor Plan of Premises. Effective as of the Commencement Date for Suite 470, Exhibit A-1 attached to this Amendment shall be added to Exhibit A of the Lease.

D.                                       Tenant Improvements. Landlord shall cause its contractor to make such improvements to the Premises as may be specified by Tenant and approved by Landlord (“Tenant Improvements”). All materials and finishes utilized in completing the Tenant Improvements shall be Landlord’s building standard. Should Landlord submit any matter to Tenant for approval, Tenant shall approve or reasonably disapprove same (with reasons specified) within three (3) business days.

Landlord’s total contribution for the Tenant Improvements shall not exceed Four Thousand Two Hundred Thirty-Nine Dollars ($4,239.00) (“Landlord Contribution”). It is understood that Landlord shall be entitled to a supervision/administrative fee equal to five percent (5%) of the total hard and soft construction cost, which fee shall be paid from the Landlord Contribution. Any excess cost shall be borne solely by Tenant and shall be paid to Landlord within ten (10) days following Landlord’s billing for such excess cost. Tenant understands and agrees that any portion of the Landlord Contribution not utilized by Tenant by July 1, 2008, shall inure to the benefit of Landlord and Tenant shall not be entitled to any credit or payment.

In addition to the Landlord Contribution, Landlord shall make available to Tenant an amount not to exceed Five Thousand Four Hundred Fifty-One Dollars ($5,451.00) (“Additional Contribution”) to be utilized by Tenant in connection with the Tenant Improvements, which amount shall be amortized over the sixty (60) month Lease Term, commencing as of the Commencement Date for Suite 470 at eight percent (8%) per annum and repaid in monthly installments with the Basic Rent, which amount shall equal a $0.022 per month increase to the Basic Rent for each One Dollar ($1.00) utilized by Tenant. For example, if Tenant utilizes Five Thousand Dollars ($5,000.00) of the Additional Contribution, then Tenant’s monthly Basic Rent shall be increased by One Hundred Ten Dollars per month ($5,000 x $.0224110 per month), commencing as of the Commencement Date for Suite 470. Upon determination of the amount of the Additional Contribution, if any, Landlord shall memorialize same, together with the monthly repayment schedule, in writing and Tenant shall promptly acknowledge same.

IV.                                         GENERAL.

A.                                        Effect of Amendments. The Lease shall remain in full force and effect except to the extent that it is modified by this Amendment.

B.                                          Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant with respect to the modifications set forth in “Ill. MODIFICATIONS” above and can be changed only by a writing signed by Landlord and Tenant.

C.                                          Counterparts. If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation.

D.                                         Defined Terms. All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.

E.                                         Authority. If Tenant is a corporation, limited liability company or partnership, or is comprised of any of them, each individual executing this Amendment for the corporation, limited liability company or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of such entity and that this Amendment is binding upon such entity in accordance with its terms.

F.                                         Attorneys’ Fees. The provisions of the Lease respecting payment of attorneys’ fees shall also apply to this Amendment.

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V.                                           EXECUTION.

Landlord and Tenant executed this Amendment on the date as set forth in “I. PARTIES AND DATE.” above.

LANDLORD:	TENANT:

THE IRVINE COMPANY LLC	ONCURE MEDICAL CORP.

Steve M. Case	Printed Name	Russell D. Phillips, Jr.
Senior Vice President, Leasing Office Properties		Executive Vice President, General Counsel and Secretary

By
Steven E. Claton
Vice President, Operations	Printed Name	David S. Chernow
Office Properties
	Title	Chief Executive Officer

ACKNOWLEDGMENT OF GUARANTOR

The undersigned, as Guarantor under that certain Guarantee of Lease dated November 27, 2007, does hereby acknowledge and agree that the provisions of said Guarantee shall remain in full force and effect as to the obligations of Tenant under the Lease, as amended herein. The undersigned Guarantor acknowledges that Landlord would not have executed this Amendment without this acknowledgment and agreement on the part of the undersigned Guarantor.

GUARANTOR:

ONCURE HOLDINGS, INC. a Delaware corporation

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Printed Name	RUSSELL D PHILLIPS, JR.
EXECUTIVE VICE PRESIDENT
Title	GENERAL COUNSEL/SECRETARY

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THE IRVINE COMPANY

18100 Von Karman Avenue

Suite 470

Stevenson Systems, Inc.

©1585-20D7 M Rthts Reserved

EXHIBIT A-1

SECOND AMENDMENT TO LEASE

I.                                         PARTIES AND DATE.

This Amendment to Lease dated April 24th, 2008, is by and between THE IRVINE COMPANY LLC, a Delaware limited liabilitycompany (“Landlord”), and ONCURE MEDICAL CORP., a Delaware corporation (“Tenant”).

II.                                     RECITALS.

On November 27, 2007, Landlord and Tenant entered into an office space lease for space in a building located at 18100 Von Karman, Suite 450, Irvine, California (“Premises”), which lease was amended by a First Amendment to Lease dated March 24, 2008, wherein Suite 470 was added to the Premises (as amended, the “Lease”).

Landlord and Tenant each desire to modify the Lease to amend the Commencement Date for Suite 470, adjust the Basic Rent, and make such other modifications as are set forth in “III. MODIFICATIONS” next below.

III.                                      MODIFICATIONS.

A.                                                 Basic Lease Provisions. The Basic Lease Provisions are hereby amended as follows:

1.                                       Item 4 is hereby amended by adding the following:

“Commencement Date for Suite 470: April 19, 2008”

3.                                           Effective as of the Commencement Date for Suite 470, Item 6 shall be deleted in its entirety and the following shall be substituted in lieu thereof:

“6. Basic Rent: Commencing May 1, 2008, the Basic Rent shall be Twenty-Two Thousand Three Hundred Eighty-Eight Dollars ($22,388.00) per month.

Rental Adjustments:

Commencing January 1, 2009, the Basic Rent shall be Twenty-Three Thousand One Hundred Sixty Dollars ($23,160.00) per month.

Commencing January 1, 2010, the Basic Rent shall be Twenty-Three Thousand Nine Hundred Thirty-Two Dollars ($23,932.00) per month.

Commencing January 1, 2011, the Basic Rent shall be Twenty-Four Thousand Seven Hundred Four Dollars ($24,704.00) per month.

Commencing January 1, 2012, the Basic Rent shall be Twenty-Five Thousand Four Hundred Seventy-Six Dollars ($25,476.00) per month.”

IV.                                     GENERAL.

A.                                        Effect of Amendments. The Lease shall remain in full force and effect except to the extent that it is modified by this Amendment.

B.                                          Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant with respect to the modifications set forth in “III. MODIFICATIONS” above and can be changed only by a writing signed by Landlord and Tenant.

C.                                          Counterparts. If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation.

D.                                         Defined Terms. All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.

E.                                      Authority. If Tenant is a corporation, limited liability company or partnership, or is comprised of any of them, each individual executing this Amendment for the corporation, limited liability company or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of such entity and that this Amendment is binding upon such entity in accordance with its terms.

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F.                                          Attorneys’ Fees. The provisions of the Lease respecting payment of attorneys’ fees shall also apply to this Amendment.

V.                                            EXECUTION.

Landlord and Tenant executed this Amendment on the date as set forth in “I. PARTIES AND DATE.” above.

LANDLORD:	TENANT:

THE IRVINE COMPANY LLC	ONCURE MEDICAL CORP.

By
Steven M. Case	Printed Name RUSSELL D. PHILLIPS, JR.
Senior Vice President, Leasing Office Properties	EXECUTIVE VICE PRESIDENT Title GENERAL COUNSEL/SECRETARY

By	/s/ Steven E. Claton	By
Steven E. Claton
Vice President, Operations Office Properties		Printed Name

ACKNOWLEDGMENT OF GUARANTOR

The undersigned, as Guarantor under that certain Guarantee of Lease dated November 27, 2007, does hereby acknowledge and agree that the provisions of said Guarantee shall remain in full force and effect as to the obligations of Tenant under the Lease, as amended herein. The undersigned Guarantor acknowledges that Landlord would not have executed this Amendment without this acknowledgment and agreement on the part of the undersigned Guarantor.

GUARANTOR:

ONCURE HOLDINGS, INC.
a Delaware corporation

By
USSELL D. PHILLIPS, JR.
Printed Name	EXECUTIVE VICE PRESIDENT
Title	GENERAL COUNSEL/SECRETARY

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